Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Nationstar Mortgage Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nationstar Mortgage Holdings Inc. (the Company) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2017 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated March 2, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2002.

Dallas, Texas

March 2, 2018

Consolidated Financial Statements

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$215	$489
Restricted cash	360	388
Mortgage servicing rights, $2,937 and $3,160 at fair value, respectively	2,941	3,166
Advances and other receivables, net of reserves of $284 and $184, respectively	1,706	1,749
Reverse mortgage interests, net of reserves of $115 and $131, respectively	9,984	11,033
Mortgage loans held for sale at fair value	1,891	1,788
Mortgage loans held for investment, net	139	151
Property and equipment, net of accumulated depreciation of $169 and $118, respectively	121	136
Derivative financial instruments at fair value	65	133
Other assets	614	560

Total assets	$18,036	$19,593

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$1,874	$1,990
Advance facilities, net	855	1,096
Warehouse facilities, net	3,285	2,421
Payables and accrued liabilities	1,234	1,470
MSR related liabilities—nonrecourse at fair value	1,006	1,241
Mortgage servicing liabilities	41	48
Derivative financial instruments at fair value	5	13
Other nonrecourse debt, net	8,014	9,631

Total liabilities	16,314	17,910

Commitments and contingencies (Note 18)
Preferred stock at $0.01 par value—300,000 thousand shares authorized, no shares issued and outstanding	—	—
Common stock at $0.01 par value—1,000,000 thousand shares authorized, 109,915 thousand and 109,915 thousand shares issued, respectively	1	1
Additional paid-in-capital	1,131	1,122
Retained earnings	731	701
Treasury shares at cost, 12,187 thousand and 12,418 thousand shares, respectively	(148)	(147)

Total Nationstar stockholders’ equity	1,715	1,677
Non-controlling interests	7	6

Total stockholders’ equity	1,722	1,683

Total liabilities and stockholders’ equity	$18,036	$19,593

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Year Ended December 31,
	2017	2016	2015
Revenues:
Service related, net	$1,043	$1,122	$1,319
Net gain on mortgage loans held for sale	607	793	670

Total revenues	1,650	1,915	1,989

Expenses:
Salaries, wages and benefits	742	813	763
General and administrative	733	831	925

Total expenses	1,475	1,644	1,688

Other income (expenses):
Interest income	597	425	351
Interest expense	(731)	(665)	(605)
Other income (expenses)	3	(2)	7

Total other income (expenses), net	(131)	(242)	(247)

Income before income tax expense	44	29	54
Less: Income tax expense	13	13	11

Net income	31	16	43
Less: Net income (loss) attributable to non-controlling interests	1	(3)	4

Net income attributable to Nationstar	$30	$19	$39

Net income per common share attributable to Nationstar:
Basic	$0.31	$0.19	$0.38

Diluted	$0.30	$0.19	$0.37

Weighted average shares of common stock outstanding (in thousands):
Basic	97,696	99,765	103,248
Dilutive effect of stock awards	1,107	880	532

Diluted	98,803	100,645	103,780

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Number of Shares Outstanding (in thousands)	Amount (millions of dollars)
	Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Shares Amount	Total Nationstar Stockholders’ Equity	Non- controlling Interests	Total Equity
Balance at January 1, 2015	91,054	$1	$587	$643	$(12)	$1,219	$5	$1,224
Shares issued / (surrendered) under incentive compensation plan	(50)	—	—	—	—	—	—	—
Share-based compensation	—	—	20	—	—	20	—	20
Stock offering	17,500	—	498	—	—	498	—	498
Repurchase of common stock	(504)	—	—	—	(18)	(18)	—	(18)
Net income	—	—	—	39	—	39	4	43

Balance at December 31, 2015	108,000	1	1,105	682	(30)	1,758	9	1,767

Shares issued / (surrendered) under incentive compensation plan	86	—	—	—	(3)	(3)	—	(3)
Share-based compensation	—	—	21	—	—	21	—	21
Excess tax deficiency from share-based compensation	—	—	(4)	—	—	(4)	—	(4)
Repurchase of common stock	(10,589)	—	—	—	(114)	(114)	—	(114)
Net income (loss)	—	—	—	19	—	19	(3)	16

Balance at December 31, 2016	97,497	1	1,122	701	(147)	1,677	6	1,683

Shares issued / (surrendered) under incentive compensation plan	231	—	(3)	—	(1)	(4)	—	(4)
Share-based compensation	—	—	17	—	—	17	—	17
Dividends to non-controlling interests	—	—	(5)	—	—	(5)	—	(5)
Net income	—	—	—	30	—	30	1	31

Balance at December 31, 2017	97,728	$1	$1,131	$731	$(148)	$1,715	$7	$1,722

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(millions of dollars)

	Year Ended December 31,
	2017	2016	2015
Operating Activities
Net income attributable to Nationstar	$30	$19	$39
Adjustments to reconcile net income to net cash attributable to operating activities:
Net income (loss) attributable to non-controlling interests	1	(3)	4
Net gain on mortgage loans held for sale	(607)	(793)	(670)
Reverse mortgage loan interest income	(490)	(344)	(268)
(Gain) loss on sale of assets	(8)	2	—
Loss on impairment of assets	—	25	—
Provision for servicing reserves	148	108	52
Fair value changes and amortization of mortgage servicing rights	430	484	441
Fair value changes in excess spread financing	12	25	26
Fair value changes in mortgage servicing rights financing liability	(17)	(42)	19
Amortization of premiums and accretion of discounts	82	64	(2)
Depreciation and amortization	59	63	53
Share-based compensation	17	21	20
Other (gain) loss	6	—	(7)
Repurchases of forward loan assets out of Ginnie Mae securitizations	(1,249)	(1,432)	(1,865)
Repurchases of reverse loan assets out of Ginnie Mae securitizations, net of assignments to a third party	(3,250)	(2,261)	(1,433)
Mortgage loans originated and purchased, net of fees, and other purchase-related activities	(19,159)	(20,410)	(17,971)
Sales proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	20,776	22,031	20,121
Excess tax (deficiency) benefit from share based compensation	(1)	4	—
Changes in assets and liabilities:
Advances and other receivables, net	(30)	582	472
Reverse mortgage interests, net	4,665	2,833	1,415
Other assets	(75)	(26)	9
Payables and accrued liabilities	(238)	21	(57)

Net cash attributable to operating activities	1,102	971	398

Investing Activities
Property and equipment additions, net of disposals	(42)	(62)	(57)
Purchase of forward mortgage servicing rights, net of liabilities incurred	(63)	(144)	(696)
Net proceeds from acquisition of reverse mortgage servicing portfolio and HECM related receivables	16	(3,600)	(4,816)
Proceeds on sale of forward and reverse mortgage servicing rights	71	68	48
Proceeds on sale of assets	16	—	—
Business acquisitions, net	—	—	(46)
Purchase of investments	(4)	—	—

Net cash attributable to investing activities	(6)	(3,738)	(5,567)

Continued on following page.

See accompanying notes to the consolidated financial statements.

NATIONSTAR MORTGAGE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

(millions of dollars)

	Year Ended December 31,
	2017	2016	2015
Financing Activities
Increase in warehouse facilities	863	529	321
Decrease in advance facilities	(241)	(550)	(256)
Proceeds from issuance of HECM securitizations	701	724	560
Repayment of HECM securitizations	(572)	(713)	(161)
Proceeds from issuance of participating interest financing in reverse mortgage interests	575	4,124	5,039
Repayment of participating interest financing in reverse mortgage interests	(2,339)	(1,185)	(498)
Proceeds from issuance of excess spread financing	—	155	386
Repayment of excess spread financing	(230)	(198)	(210)
Repayment of nonrecourse debt—legacy assets	(15)	(18)	(13)
Repurchase of unsecured senior notes	(123)	(40)	(103)
Proceeds from issuance of common stock, net of issuance costs	—	—	498
Repurchase of common stock	—	(114)	(7)
Transfers (to) from restricted cash, net	33	(51)	(46)
Excess tax deficiency from share based compensation	—	(4)	—
Surrender of shares relating to stock vesting	(4)	(3)	(6)
Debt financing costs	(13)	(13)	(21)
Dividends to non-controlling interests	(5)	—	—

Net cash attributable to financing activities	(1,370)	2,643	5,483

Net (decrease) increase in cash and cash equivalents	(274)	(124)	314
Cash and cash equivalents—beginning of year	489	613	299

Cash and cash equivalents—end of year	$215	$489	$613

Supplemental Disclosures of Cash Activities
Cash paid for interest expense	$765	$694	$431
Net cash paid for income taxes	$102	$17	$30

See accompanying notes to the consolidated financial statements.

Notes to Consolidated Financial Statements

(All amounts in millions, except per share data and other key metrics, unless otherwise noted)

1. Nature of Business and Basis of Presentation

Nature of Business

Nationstar Mortgage Holdings Inc., a Delaware corporation, including its consolidated subsidiaries (collectively, “Nationstar” or the “Company”), earns fees through the delivery of servicing, origination and transaction based services primarily related to single-family residences throughout the United States.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The significant accounting policies described below, together with the other notes that follow, are an integral part of the consolidated financial statements.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, and other entities in which the Company has a controlling financial interest, and those variable interest entities (“VIE”) where the Company’s wholly-owned subsidiaries are the primary beneficiaries. Assets and liabilities of VIEs and their respective results of operations are consolidated from the date that the Company became the primary beneficiary through the date the Company ceases to be the primary beneficiary. The Company applies the equity method of accounting to investments where it is able to exercise significant influence, but not control, over the policies and procedures of the entity and owns less than 50% of the voting interests. Investments in certain companies over which the Company does not exert significant influence are accounted for as cost method investments. Intercompany balances and transactions on consolidated entities have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates due to factors such as adverse changes in the economy, increases in interest rates, secondary market pricing for loans held for sale and derivatives, strength of underwriting and servicing practices, changes in prepayment assumptions, declines in home prices or discrete events adversely affecting specific borrowers, and such differences could be material.

Reclassifications

Certain reclassifications have been made in the 2016 and 2015 consolidated financial statements and notes to conform to the 2017 presentation.

Recent Accounting Guidance Adopted

Effective January 1, 2017, the Company prospectively adopted Accounting Standards Update No. 2016-09, Compensation—Stock Compensation: Improvements to Employee Share-Based Payment Accounting (ASU 2016-09), which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, calculation of earnings per share, classification of awards as either equity or liabilities, and classification of cash flows. Amendments related to accounting for excess tax benefits or deficiencies have been adopted prospectively, resulting in the recognition of $1 of excess tax deficiencies within income tax expense rather than additional paid in capital for the year ended December 31, 2017. The impact on diluted earnings per share is $0.01 per share for the year. Excess tax benefits or deficiencies related to share-based payments are now included in operating cash flows rather than financing cash flows. This change has been applied prospectively in accordance with ASU 2016-09 and prior years have not been adjusted. The amendments allow for a one-time accounting policy election to either account for forfeitures as they occur or continue to estimate forfeitures as required by current guidance. The Company has elected to continue estimating forfeitures under the current guidance.

Recent Accounting Guidance Not Yet Adopted

Accounting Standards Update No. 2014-09, 2016-08, 2016-10, 2016-12, and 2016-20, collectively implemented as FASB Accounting Standards Codification Topic 606 (“ASC 606”) Revenue from Contracts with Customers, provides guidance for revenue recognition. This ASC’s core principle requires a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects consideration to which the company expects to be entitled in exchange for those goods or services. The standard also clarifies the principal versus agent considerations, providing the evaluation must focus on whether the entity has control of the goods or services before they are transferred to the customer. The new standard permits the use of either the modified retrospective or full retrospective transition method. The Company’s revenue is generated from loan servicing, loan originations, and services provided by Xome. Servicing revenue is comprised of servicing fees and other ancillary fees in connection with Company’s servicing activities as well as fees earned under subservicing arrangements. Origination revenue is comprised of fee income earned at origination of a loan, interest income earned for the period the loans are held, and gain on sale on loans upon disposition of the loan. Xome’s revenue is comprised of income earned from real estate exchange, real estate services and real estate software as a service. The Company has performed a review of the new guidance as compared to its current accounting policies, and evaluated all services rendered to its customers as well as underlying contracts to determine the impact of this standard to its revenue recognition process. The majority of services rendered by the Company in connection with originations and servicing are not within the scope of ASC 606. However, all revenues from Xome fall within the scope of ASC 606. Upon completion of its review of relevant contracts, the Company has made a determination that there is no material impact to revenue recognition upon adoption of the new standard. Additionally, the Company has identified and implemented changes to its accounting policies and practices, business processes, and controls to support the new revenue recognition standard. The Company will adopt the standard in the first quarter of 2018 and based on the Company’s assessment, the Company does not expect the adoption of ASC 606 to have a material impact on the Company’s consolidated financial statements.

Accounting Standards Update No. 2016-02, Leases (ASU 2016-02), primarily impacts lessee accounting by requiring the recognition of a right-of-use asset and a corresponding lease liability on the balance sheet for long-term lease agreements. The lease liability will be equal to the present value of all reasonably certain lease payments. The right-of-use asset will be based on the liability, subject to adjustment for initial direct costs. Lease agreements with terms 12 months or less are permitted to be excluded from the balance sheet. In general, leases will be amortized on a straight-line basis with the exception of finance lease agreements. ASU 2016-02 is effective for the Company for its interim periods beginning after December 15, 2018, with early adoption permitted. From a balance sheet perspective, the Company expects adoption of ASU 2016-02 to have a material effect on its total assets and total liabilities as a result of recording the required right of use asset and associated lease liability. However, the Company has not completed its analysis and is unable to quantify the impact at this time. Currently, the Company does not expect adoption of ASU 2016-02 to have a material impact on its consolidated statements of operations as the majority of its leases will remain operating in nature. As such, the expense recognition will be similar to previously required straight-line expense treatment.

Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326) (ASU 2016-13), requires expected credit losses for financial instruments held at the reporting date to be measured based on historical experience, current conditions and reasonable and supportable forecasts. The update eliminates the probable initial recognition threshold in current GAAP and instead reflects an entity’s current estimate of all expected credit losses. Previously, when credit losses were measured under GAAP, an entity generally only considered past events and current conditions in measuring the incurred loss. ASU 2016-13 is effective for the Company for its interim periods beginning after December 15, 2019. The Company is currently evaluating the potential impact of ASU 2016-13 on its consolidated financial statements.

Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15) and Accounting Standards Update No 2016-18 Statement of Cash Flows (Topic 230) Restricted Cash (ASU 2016-18) both relate to the Statement of Cash Flows (Topic 230) and are intended to provide specific guidance to reduce diversity in practice. ASU 2016-15 addresses the following eight cash flow classification issues: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of life insurance claims, (5) proceeds from the settlement of corporate owned life insurance policies, including bank-owned life insurance policies, (6) distributions received from equity method investees, (7) beneficial interests in securitization transactions and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-18 addresses the classification and presentation of changes in restricted cash on the statement of cash flows. This new standard requires that the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Entities will also be required to reconcile such total to amounts on the balance sheet and disclose the nature of the restrictions. ASU 2016-15 and ASU 2016-18 are effective for the Company beginning January 1, 2018 and are not expected to have a material impact on the Company’s consolidated statements of cash flows.

Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment, simplifies the accounting for goodwill impairment for all entities by requiring impairment charges to be based on the first step in current two-step impairment test. Under the new guidance, an impairment charge, if triggered, is calculated as the difference between a reporting unit’s carrying value and fair value, but it is limited to the carrying value of goodwill. The amendment is effective for the Company for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The amendments should be adopted prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the potential impact of ASU 2017-04 on its consolidated financial statements.

2. Significant Accounting Policies

The following summarizes the significant accounting policies of the Company applied in the preparation of the accompanying consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted cash on hand and other interest-bearing investments with original maturity dates of 90 days or less.

Restricted Cash

With respect to the Servicing segment, restricted cash includes recoveries received from borrowers or investors on advances pledged to advance facilities and to advance facilities structured as special purposes entities that require certain level of restricted cash. With respect to the Originations segment, restricted cash includes (i) principal received from borrowers on originated loans pledged to a warehouse facility and (ii) guarantee fees collected on behalf and payable to either Fannie Mae or Freddie Mac on a monthly basis.

Advances and Other Receivables, Net

The Company advances funds to or on behalf of the investors when the borrower fails to meet contractual payments (e.g., principal, interest, property taxes, insurance) in accordance with terms of its servicing agreements. Other receivables consist of advances funded to maintain and market underlying loan collateral through foreclosure and ultimate liquidation on behalf of the investors. Advances are recovered from borrowers for performing loans and from the investors and loan proceeds for non-performing loans.

The Company may also acquire servicer advances in connection with the acquisition of mortgage servicing rights (“MSR”). These advances are recorded at their relative fair value amounts upon acquisition. The Company records receivables upon determining that collection of amounts due from loan proceeds, investors, mortgage insurers, or prior servicers is probable. Reserves related to recoverability of advances and other receivables are discussed below in Reserves for Forward Servicing Activity.

Mortgage Loans Held for Sale

The Company originates prime residential mortgage loans with the intention of selling such loans on a servicing-retained basis in the secondary market. As these loans are originated with intent to sell, the loans are classified as held for sale and the Company has elected to measure these loans held for sale at fair value. The Company estimates fair value of mortgage loans held for sale by evaluating a variety of market indicators, including recent trades and outstanding commitments, calculated on an aggregate basis. In connection with the Company’s election to measure originated mortgage loans held for sale at fair value, the Company records the loan originations fees when earned, net of direct loan originations costs associated with these loans. Loan origination fees, gains or losses recognized upon sale of loans, and fair value adjustments are recorded in net gain on sale of mortgage loans held for sale in the consolidated statements of operations.

The Company may repurchase loans that were previously transferred to Ginnie Mae if those loans meet certain criteria, including being delinquent greater than 90 days. It is the Company’s intention to sell such loans and, therefore, the Company classifies such loans as loans held for sale and has elected to measure these repurchased loans at fair value.

Mortgage Loans Held for Investment, Net

Mortgage loans held for investment primarily consist of nonconforming or subprime mortgage loans that were transferred in 2009 from mortgage loans held for sale at fair value. The difference between the undiscounted expected cash flows and the investment in the loan is recognized as interest income on a level-yield method over the life of the loan. Increases in expected cash flows subsequent to the transfer are recognized prospectively through adjustment of the yield on the loans over the remaining life. Decreases in expected cash flows subsequent to transfer are recognized as a valuation allowance.

A valuation allowance is established by recording a provision for loan losses in the consolidated statements of operations when management believes a loss has occurred on a loan held for investment. When management determines that a loan held for investment is partially or fully uncollectible, the estimated loss is charged against the allowance for loan losses. Recoveries on losses previously charged to the allowance are credited to the allowance at the time the recovery is collected.

Reverse Mortgage Interests, Net

Reverse mortgage interests are comprised of the Company’s interest in reverse mortgage loans (participating interests in HMBS loans, unsecuritized interests and other interests securitized) as well as related claims receivables and real estate owned (“REO”) related receivables. The Company primarily acquires and services interests in reverse mortgage loans insured by the Federal Housing Administration (“FHA”) known as Home Equity Conversion Mortgages (“HECMs”). HECMs provide seniors aged 62 and older with a loan secured by their home which can be taken as a lump sum, line of credit, or scheduled payments. HECM loan balances grow over the loan term through borrower draws of scheduled payments or line of credit draws as well as through the accrual of interest and FHA mortgage insurance premiums. In accordance with FHA guidelines, HECMs are designed to repay through foreclosure and subsequent liquidation of loan collateral after the loan becomes due and payable. Shortfalls experienced by the servicer of the HECM through the foreclosure and liquidation process can be claimed to FHA in accordance with applicable guidelines.

The Company records financial and non-financial assets acquired and liabilities assumed at relative fair value. Any premium or discount associated with the recording of the assets is accreted or amortized, respectively, into interest income, respectively, ratably over the expected life of the portfolio. As the HECM loan moves through the foreclosure and claims process, the Company classifies reverse mortgage interests as REO related receivables and HECM related receivables, respectively.

Borrower draws, mortgage insurance premiums funded by the Company, and the accrual of interest are capitalized and recorded as reverse mortgage interests within the Company’s consolidated balance sheets. Interest income is accrued monthly within the consolidated statements of operations based upon the borrower interest rates. The Company includes the cash outflow from funding these amounts as operating activities in the consolidated statements of cash flow as a component of reverse mortgage interests.

The Company is an authorized Ginnie Mae HECM mortgage-backed security (“HMBS”) program issuer and servicer. In accordance with Ginnie Mae HMBS program guidelines, borrower draws of scheduled payments or line of credit draws, interest accruals, and mortgage insurance premium accruals are eligible for HMBS participation securitizations as each of these items increases underlying HECM loan balances. The Company pools and securitizes such eligible items into Ginnie Mae HMBS as issuer and servicer. In accordance with the HMBS program, issuers are responsible for purchasing HECM loans out of the HMBS pool when the outstanding principal balance of the related HECM loan is equal or greater than 98% of the maximum claim amount at which point the HECM loans are no longer eligible to remain in the HMBS pool. Upon purchase from the HMBS pool, the Company will assign active HECM loans to FHA or a prior servicer (as applicable and permitted by acquisition agreements) or service inactive HECM loans through foreclosure and liquidation. Based upon the structure of the Ginnie Mae HMBS program, the Company has determined that the securitizations of the HECM loans into HMBS pools do not meet all requirements for sale accounting. Accordingly, these transactions are accounted for as secured borrowings. If the Company has repurchased an inactive HECM loan that cannot be assigned to FHA, the Company may pool and securitize these loans into a private HECM securitization. These securitizations are also recorded as secured borrowings in the consolidated balance sheets. Interest expense on the participating interest financing is accrued monthly based upon the underlying HMBS rates and is recorded to interest expense in the consolidated statements of operations. Both the acquisition and assumption of HECM loans and related Ginnie Mae HMBS debt are presented as investing and financing activities, respectively, in the consolidated statements of cash flows. Subsequent proceeds received from securitizations and subsequent repayments on the securitized debt are presented as financing activities in the consolidated statements of cash flows. Reserves related to recoverability of reverse mortgage interests are discussed below in Reserves for Reverse Mortgage Interests.

Mortgage Servicing Rights (MSRs)

The Company recognizes the rights to service mortgage loans for others, or MSRs, whether acquired or as a result of the sale of loans the Company originates with servicing retained, as assets. The Company initially records all MSRs at fair value. MSRs related to reverse mortgages are subsequently recorded at amortized cost. The Company has elected to subsequently measure forward MSRs at fair value.

For MSRs initially recorded and subsequently measured at fair value, the fair value of the MSRs is based upon the present value of the expected future net cash flows related to servicing the underlying loans. The Company determines the fair value of the MSRs by the use of a discounted cash flow model which incorporates prepayment speeds, delinquencies, discount rate, ancillary revenues and other assumptions (including costs to service) that management believes are consistent with the assumptions that other similar market participants use in valuing the MSRs. The credit quality and stated interest rates of the forward loans underlying the MSRs affects the assumptions used in the cash flow models. The Company obtains third-party valuations quarterly to assess the reasonableness of the fair value calculated by the cash flow model. The Company receives a base servicing fee annually on the outstanding principal balances of the loans, which is collected from investors.

Additionally, the Company owns servicing rights for certain reverse mortgage loans. For this separate class of servicing rights, the Company initially records a MSR or mortgage servicing liability (“MSL”) on the acquisition date based on the fair value of the future cash flows associated with the pool and whether adequate compensation is to be received for servicing. The Company applies the amortized cost method for subsequent measurement of the loan pools with the capitalized cost of the MSRs amortized in proportion and over the period of the estimated net future servicing income and the MSL accreted ratably over the expected life of the portfolio. The expected period of the estimated net servicing income is based, in part, on the expected prepayment period of the underlying mortgages. The Company adjusts MSR amortization and MSL accretion prospectively in response to changes in estimated projections of future cash flows. Reverse MSRs and MSLs are stratified and evaluated each reporting period for impairment or increased obligation, as applicable, based on predominant risk characteristics of the underlying serviced loans. These stratification characteristics include investor, loan type (fixed or adjustable rate), term and interest rate. Impairment of the MSR or additional obligation associated with the MSL are recorded through a valuation allowance, unless considered other-than-temporary, and are recognized as a charge to servicing revenue. Amounts amortized or accreted are recognized as an adjustment to service related revenue, net, along with monthly servicing fees received, generally stated at a fixed rate per loan.

MSR Related Liabilities—Nonrecourse

Excess Spread Financing

In conjunction with the Company’s acquisition of certain MSRs on various pools of residential mortgage loans (the “Portfolios”), the Company has entered into sale and assignment agreements related to its right to servicing fees, under which the Company sells to third parties the right to receive a portion of the excess cash flow generated from the Portfolios after receipt of a fixed base servicing fee per loan. The sale of these rights is accounted for as secured borrowings, with the total proceeds received being recorded as a component of MSR related liabilities—nonrecourse at fair value in the consolidated balance sheets. The Company determines the effective interest rate on these liabilities and allocates total repayments between interest expense and the outstanding liability.

The Company has elected to measure the outstanding financings related to the excess spread financing agreements at fair value with all changes in fair value recorded as a charge or credit to service related revenue, net in the consolidated statements of operations. The fair value on excess spread financing is based on the present value of future expected discounted cash flows with the discount rate approximating current market value.

Mortgage Servicing Rights Financing

From time to time, the Company enters into certain transactions with third parties to sell a contractually specified base fee component of certain MSRs and servicer advances under specified terms. The Company evaluates these transactions to determine if they are sales or secured borrowings. When these transfers qualify for sale treatment, the Company derecognizes the transferred assets in its consolidated balance sheets. The Company has determined that for a portion of these transactions, the related MSRs sales are contingent on the receipt of consents from various third parties. Until these required consents are obtained, for accounting purposes, legal ownership of the MSRs continues to reside with the Company. The Company continues to account for the MSRs in its consolidated balance sheets. In addition, the Company records a mortgage servicing rights financing liability associated with this financing transaction. Counterparty payments related to this financing arrangement are recorded as an adjustment to the Company’s service related revenues.

The Company has elected to measure the mortgage servicing rights financing liabilities at fair value with all changes in fair value recorded as a charge or credit to service related revenue, net, in the consolidated statements of operations. The fair value on mortgage servicing right financings is based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments.

Participating Interest Financing

The Company periodically securitizes participating interests in HECM loans (mainly borrower draws, mortgage insurance premium and interest) into HMBS which are sold to third-party security holders and guaranteed by Ginnie Mae. The securitization transactions are accounted for as secured borrowings with the obligations to the HMBS presented as participating interest financing included within other nonrecourse debt in the Company’s consolidated balance sheets. Issuance or acquisition of HMBS is presented as a financing activity in the consolidated statements of cash flow. Interest is accrued monthly based upon the stated HMBS rates to interest expense in the consolidated statements of operations. HMBS issuance premiums or discounts are deferred as a component of the participating interest financing and amortized or accreted, respectively, to interest expense over the life of the HMBS on an effective interest method.

Revenues

The Company recognizes revenue from the services provided when the revenue is realized or realizable and earned, which is generally when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Revenues from Forward Servicing Activities

Service related revenues primarily include contractually specified servicing fees, late charges, prepayment penalties and other ancillary revenues. The servicing fees are based on a contractual percentage of the outstanding principal balance and recognized as revenue as earned, which is generally upon collection of the payments from the borrower. Corresponding loan servicing costs are charged to expense as incurred. The Company recognizes ancillary revenues as they are earned, which is generally upon collection of the payments from the borrower.

In addition, the Company receives various fees in the course of providing servicing on its various portfolios. These fees include modification fees for modifications performed outside of government programs, modification fees for modifications pursuant to various government programs, and incentive fees for servicing performance on specific government-sponsored entities (“GSE”) portfolios. Fees recorded on modifications of mortgage loans held for investment performed outside of government programs are deferred and recognized as an adjustment to the loans held for investment. These fees are accreted into interest income as an adjustment to the loan yield over the life of the loan. Fees recorded on modifications of mortgage loans serviced by the Company for others are recognized on collection and are recorded as a component of service related revenues. Fees recorded on modifications pursuant to various government programs are recognized based upon completion of all necessary steps by the Company and the minimum loan performance time frame to establish eligibility for the fee. Revenue earned on modifications pursuant to various government programs is included as a component of service related revenues. Incentive fees for servicing performance on specific GSE portfolios are recognized as various incentive standards are achieved and are recorded as a component of service related revenues.

The Company also acts as a subservicer for certain parties that own the underlying servicing rights and receives subservicing fees, which are typically a stated monthly fee per loan that varies based on types of loans. Fees related to the subserviced portfolio are accrued in the period the services are performed.

Revenues from Origination Activities

Loan origination and other loan fees generally represent flat, per-loan fee amounts and are recognized as revenue, net of loan origination costs, at the time the loans are funded.

Revenues from Reverse Mortgage Servicing and Reverse Mortgage Interests

The Company performs servicing of reverse mortgage loans, similar to its forward servicing business, and receives servicing fees from investors, which is recorded in service related revenues. For reverse mortgage interests, where the Company records entire participating interest in HECM loans, the Company accrues interest in accordance with FHA guidelines and records interest income on the consolidated statements of operations.

Other revenues

See also the “Recent Accounting Guidance Not Yet Adopted” discussion in Note 1, Nature of Business and Basis of Presentation for new accounting guidance related to revenue from contracts with customers.

Net Gain on Mortgage Loans Held for Sale

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been legally isolated from the Company, (ii) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through either (a) an agreement that entitles and obligates the Company to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific assets.

Loan securitizations structured as sales, as well as whole loan sales and the resulting gains on such sales, net of any accrual for recourse obligations, are reported in operating results during the period in which the securitization closes or the sale occurs.

Reserves for Origination Activity

The Company provides for reserves, included within payables and accrued liabilities, in connection with loan origination activities. Reserves on loan origination activities primarily include reserves for the repurchase of loans from government sponsored entities, Ginnie Mae, and third-party investors primarily due to delinquency or foreclosure and are initially recorded upon sale of the loan to a third party with subsequent reserves recorded based on repurchase demands. The provision for reserves associated with loan origination activities is a component of net gain on mortgage loans held for sale.

The Company utilizes internal models to estimate reserves for loan origination activities based upon its expectation of future defaults and the historical defect rate for government insured loans and is based upon judgments and assumptions which can be influenced by many factors and may change over the life of the underlying loans, including: (i) historical loss rate, (ii) secondary market pricing of loans; (iii) home prices and the levels of home equity; (iv) the quality of Company’s underwriting procedures; (v) borrower delinquency and default patterns; and (vi) other Company-specific and macro-economic factors. On a quarterly basis, management corroborates these assumptions using third-party data, where applicable.

Reserves for Forward Servicing Activity

In connection with forward loan servicing activities, the Company records reserves primarily for the recoverability of advances, interest claims, and mortgage insurance claims. Reserves for advances and other receivables associated with loans in the MSR portfolio are considered within the MSR valuation, and the provision expense for such advances is recorded in the mark-to-market adjustment in service related revenue. Such valuation gives consideration to the expected cash outflows and inflows for advances and other receivables in accordance with the fair value framework. Reserves for advances and other receivables on loans transferred out of the MSR portfolio are established within advances and other receivables, net. As loans serviced transfer out of the MSR portfolio, any negative MSR value associated with the loans transferred is reclassified from the MSR to the reserve within advances and other receivables, net, to the extent such reserves continue to be required for balances remaining on the consolidated balance sheets. Management evaluates reserves for sufficiency each reporting period and any additional reserve requirements are recorded as a provision in general and administrative expense, as needed.

The Company records reserves for advances and other receivables and evaluates the sufficiency of such reserves through internal models considering both historical and expected recovery rates on claims filed with government agencies, government sponsored enterprises, vendors, prior servicer and other counterparties. Key assumptions used in the model include but are not limited to expected recovery rates by loan types and aging of the receivable. Recovery of advances and other receivables is subject to significant judgment and estimates based on the Company’s assessment of its compliance with servicing guidelines, its ability to produce the necessary documentation to support claims, its ability to support amounts from prior servicers and to effectively negotiate settlements, as needed. Management reviews recorded advances and other receivables and upon determination that no further recourse for recovery is available from all means known to management, the recorded balances associated with these receivables are written-off against the reserve.

Reserves for Reverse Mortgage Interests

The Company records an allowance for reserves related to reverse mortgage interests based on unrecoverable costs and estimates of probable loss exposures. The Company estimates reserve requirements upon the realization of a triggering event indicating a probable loss exposure. Internal models are utilized to estimate loss exposures at the loan level associated with the Company’s ability to meet servicing guidelines set forth by regulatory agencies and GSEs. Key assumptions within the model include but are not limited to expected recovery rates by loan and borrower characteristics, foreclosure timelines, value of underlying collateral, future carrying and foreclosure costs, and other macro-economic factors. If the calculated reserve requirements exceed the recorded allowance for reserves, a provision is recorded to general and administrative expense, as needed. Reserve requirements are subject to significant judgment and estimates based on the Company’s assessment of its compliance with servicing guidelines, its ability to produce the necessary documentation to support claims, its ability to support amounts from prior servicers and to effectively negotiate settlements, as needed. Each period, management reviews recorded reverse mortgage interests and upon determination that no further recourse for recovery is available from all means known to management, the recorded balances associated with these receivables are written-off against the reserve at the loan level.

Amounts Due from Prior Servicers

The Company services its loan portfolios under guidelines set forth by regulatory agencies and investor guidelines. Losses can be incurred if the underlying loans are not serviced in accordance with established guidelines, resulting in the assessment of fines and the inability to recover interest and costs incurred. Prior servicers associated with the underlying loans may have contributed to the losses if their prior servicing practices did not allow for timely compliance with servicing guidelines set forth. To mitigate the risk of loss to the Company, indemnification provisions are incorporated into the executed acquisition and servicing agreements that allow for the recovery of realized losses which can be attributed to prior servicers. As part of its servicing operations, the Company estimates and records an asset for probable recoveries from prior servicers for their respective portion of these losses. Estimated recoveries from prior servicers are based on management’s best estimate of allocated losses among servicing parties, terms of the indemnification provisions, prior recovery experience, current negotiations and the servicer’s ability to pay requested amounts. The Company updates its estimate of recovery each reporting period based on the facts and circumstances known at the time. Recovery of amounts due from prior servicers is subject to significant judgment based on the Company’s assessment of the prior servicer’s responsibility for losses incurred, its ability to provide related support for such amounts and its ability to effectively negotiate settlement of amounts due from prior servicers if needed.

Property and Equipment, Net

Property and equipment, net is comprised of land, building, furniture, fixtures, leasehold improvements, computer software, and computer hardware. These assets are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred which is included in general and administrative expenses in the consolidated statements of operations. Depreciation, which includes depreciation and amortization on capital leases, is recorded using the straight-line method over the estimated useful lives of the related assets. Cost and accumulated depreciation applicable to assets retired or sold are eliminated from the accounts, and any resulting gains or losses are recognized at such time through a charge or credit to general and administrative expenses. Costs to internally develop computer software are capitalized during the development stage and include external direct costs of materials and services as well as employee costs related to time spent on the project.

The Company periodically review its property and equipment when events or changes in circumstances indicates that the carrying amount of its property and equipment might not be recoverable under the recoverability test, whereby the expected future undiscounted cash flows from the assets are estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded to general and administrative expense, as needed. The impairment loss is measured by comparing the fair value of the assets with their carrying amounts. Fair value is determined based on discounted cash flow.

The Company evaluates all leases at inception to determine if they meet the criteria for a capital lease. A capital lease is recorded as an acquisition of property or equipment at an amount equal to the present value of minimum lease payments at the date of inception. Assets acquired under a capital lease are depreciated on a straight-line basis in accordance with the Company’s normal depreciation policy over the lease term and are included in property and equipment, net, on the consolidated balance sheets. A corresponding liability is recorded representing an obligation to make lease payments which is included in payables and accrued liabilities on the consolidated balance sheets. Lease payments are allocated between interest expense and reduction of obligation.

Leases that do not meet the capital lease criteria are accounted for as operating leases. Rental expense on operating leases is recognized on a straight-line basis over the lease term which is include in general and administrative expenses in the consolidated statements of operations. Leasehold improvements are amortized over the shorter of the lease terms of the respective leases or the estimated useful lives of the related assets.

Variable Interest Entities

In the normal course of business, the Company enters into various types of on- and off-balance sheet transactions with special purpose entities (“SPEs”), which primarily consist of securitization trusts established for a limited purpose. Generally, these SPEs are formed for the purpose of securitization transactions in which the Company transfers assets to an SPE, which then issues to investors various forms of debt obligations supported by those assets. In these securitization transactions, the Company typically receives cash and/or other interests in the SPE as proceeds for the transferred assets. The Company will typically retain the right to service the transferred receivables and to repurchase the transferred receivables from the SPE if the outstanding balance of the receivables falls to a level where the cost exceeds the benefits of servicing the transferred receivables.

The Company evaluates its interests in each SPE for classification as a Variable Interest Entity (“VIE”). When an SPE meets the definition of a VIE and the Company determines that the Company is the primary beneficiary, the Company includes the SPE in its consolidated financial statements.

The Company consolidates SPEs connected with both forward and reverse mortgage activities. See Note 12, Securitization Financings for more information on Company SPEs and Note 10, Indebtedness for certain debt activity connected with SPEs.

Securitizations and Asset-Backed Financing Arrangements

The Company or its subsidiaries have been a transferor in connection with a number of securitizations and asset-backed financing arrangements. The Company has continuing involvement with the financial assets of the securitizations and the asset-backed financing arrangements. The Company has aggregated these transactions into two groups: (1) securitizations of residential mortgage loans accounted for as sales and (2) financings of advances on loans serviced for others accounted for as secured borrowings.

Securitizations Treated as Sales

The Company’s continuing involvement typically includes acting as servicer for the mortgage loans held by the trust and holding beneficial interests in the trust. The Company’s responsibilities as servicer include, among other things, collecting monthly payments, maintaining escrow accounts, providing periodic reports and managing insurance in exchange for a contractually specified servicing fee. The beneficial interests held consist of both subordinate and residual securities that were retained at the time of securitization. These securitizations generally do not result in consolidation of the VIE as the beneficial interests that are held in the unconsolidated securitization trusts have no value and no potential for significant cash flows in the future. In addition, at December 31, 2017, the Company had no other significant assets in its consolidated financial statements related to these trusts. The Company has no obligation to provide financial support to unconsolidated securitization trusts and has provided no such support. The creditors of the trusts can look only to the assets of the trusts themselves for satisfaction of the debt issued by the trusts and have no recourse against the assets of the Company. The general creditors of the Company have no claim on the assets of the trusts. The Company’s exposure to loss as a result of its continuing involvement with the trusts is limited to the carrying values, if any, of its investments in the residual and subordinate securities of the trusts, the MSRs that are related to the trusts and the advances to the trusts. The Company considers the probability of loss arising from its advances to be remote because of their position ahead of most of the other liabilities of the trusts. See Note 4, Advances and Other Receivables, Net and Note 3, Mortgage Servicing Rights and Related Liabilities, for additional information regarding advances and MSRs.

Financings

The Company transfers advances on loans serviced for others to SPEs in exchange for cash. The Company consolidates these SPEs because the Company is the primary beneficiary of the VIE.

These VIEs issue debt supported by collections on the transferred advances. The Company made these transfers under the terms of its advance facility agreements. The Company classifies the transferred advances on its consolidated balance sheets as advances and classifies the related liabilities as advance facilities and other nonrecourse debt. The SPEs use collections of the pledged advances to repay principal and interest and to pay the expenses of the entity. Holders of the debt issued by these entities can look only to the assets of the entities themselves for satisfaction of the debt and have no recourse against the Company.

Upon securitization of a HECM loan under the GNMA Mortgage-backed securities program, ownership and legal title to the HECM loan is transferred to GNMA. The Company accounts for these transactions as secured borrowings. An asset is recorded within reverse mortgage interests related to the transferred HECM loan and the financing related to the HMBS note is included in other nonrecourse debt in Company’s consolidated financial statements.

Occasionally, the Company will transfer reverse mortgage interests into private securitization trusts (“Reverse Trusts”). The Company evaluates the Reverse Trusts to determine whether they meet the definition of a VIE, and when the Reverse Trust meets the definition of a VIE and the Company determines that it is the primary beneficiary, the Company will retain the securitized reverse mortgage interests on its consolidated balance sheets and recognize the issued securities in other nonrecourse debt.

Derivative Financial Instruments

Derivative instruments are used as part of the overall strategy to manage exposure to market risks primarily associated with fluctuations in interest rates related to originations. The Company recognizes all derivatives on its consolidated balance sheets at fair value on a recurring basis. The Company treats all of its derivative instruments as economic hedges, therefore none of its derivative instruments are designated as accounting hedges.

Derivatives instruments utilized by the Company primarily include interest rate lock commitments (“IRLCs”), loan purchase commitments (“LPCs”), forward MBS purchase commitments, Eurodollar futures, Treasury futures, interest rate swap agreements and interest rate caps.

IRLCs represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The fair values of mortgage loans held for sale, which are held in inventory awaiting sale into the secondary market, and interest rate lock commitments, are subject to changes in mortgage interest rates from the date of the commitment through the sale of the loan into the secondary market. As a result, the Company is exposed to interest rate risk during the period from the date of the lock commitment through (i) the lock commitment cancellation or expiration date; or (ii) the date of sale into the secondary mortgage market. IRLCs are considered freestanding derivatives and are recorded at fair value at inception. Loan commitments generally range between 30 and 90 days; and the Company typically sells mortgage loans within 30 days of origination. Changes in fair value subsequent to inception are based on changes in the fair value of the underlying loan, and changes in the probability that the loan will fund within the terms of the commitment. Any changes in fair value are recorded in earnings as a component of net gain on mortgage loans held for sale.

The Company uses other derivative financial instruments, primarily forward sales commitments, to manage exposure to interest rate risk and changes in the fair value of IRLCs and mortgage loans held for sale. These commitments are recorded at fair value based on the dealer’s market. The forward sales commitments fix the forward sales price that will be realized in the secondary market and thereby reduce the interest rate and price risk to the Company. The Company’s expectation of the amount of its interest rate lock commitments that will ultimately close is a key factor in determining the notional amount of derivatives used in economically hedging the position. The Company may also enter into commitments to purchase MBS as part of its overall hedging strategy. The estimated fair values of forward MBS are based on the exchange prices. The changes in value on the forward sales commitments and forward sales of MBS are recorded as a charge or credit to net gain on mortgage loans held for sale.

The Company also purchases interest rate swaps, Eurodollar futures and Treasury futures to mitigate exposure to interest rate risk related to cash flows on securitized mortgage borrowings.

Goodwill

Goodwill is initially recorded as the excess of purchase price over fair value of identifiable net assets acquired in a business combination. Goodwill is not amortized, but rather is assessed for impairment at least annually, as of October 1st, or whenever events and circumstances indicate that impairment may have occurred. Impairment testing compares the reporting unit carrying amount of goodwill with its fair value. If the reporting unit carrying amount of goodwill exceeds its fair value, an impairment charge would be recorded. A qualitative assessment of impairment is permitted to determine whether it is more likely than not that an impairment has occurred. Factors considered in the qualitative assessment include the Company’s overall financial performance, general economic conditions, conditions of the industry and market in which it operates, regulatory developments, and cost factors. If the qualitative assessment determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then a quantitative impairment test is required. If the qualitative assessment determines that it is more likely than not that the fair value of a reporting unit is more than its carrying value, then further quantitative testing is not required.

The Company may also choose a two-step quantitative test to evaluate goodwill for impairment. Under the two-step impairment test, the Company first compares the estimated fair value of each reporting unit with its estimated net carrying value (including goodwill). The Company derives the fair value of reporting units based on valuation techniques and assumptions that Nationstar believes market participants would use (discounted cash flow valuation methodology). In the second step, the Company compares the implied fair value of the reporting unit’s goodwill with its carrying amount. The implied fair value of goodwill is determined in the step two test by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation used in a business combination. Any residual fair value after this allocation represents the implied fair value of the reporting unit’s goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value, then an impairment loss is recognized in the amount of excess.

Intangible Assets

Intangible assets primarily consist of trade name, customer relationships, purchased intangible software and licenses. Intangible assets that are determined to have an indefinite life are not amortized, but are evaluated for impairment annually, or more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. The Company has the option to first perform a qualitative assessment. Alternatively, the Company can directly perform the quantitative impairment test. If the carrying value of an individual indefinite-lived intangible asset exceeds its fair value as determined by its discounted cash flow, such individual indefinite-lived intangible asset is written down by the amount of excess.

Intangible assets with finite lives are amortized using either an economic consumption method or a straight-line method over their estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss would be indicated when estimated undiscounted future cash flows from the use of the asset are less than its carrying amount. An impairment loss would be measured as the difference between the fair value (based on discounted future cash flows) and the carrying amount of the asset.

Cost-method Investments

The Company generally accounts for non-marketable equity investments under the cost method. The Company monitors non-marketable equity investments for events that could indicate that the investments are impaired, such as deterioration in the investee’s financial condition and business forecasts, and lower valuations in recent or proposed financings. For an other-than-temporary impairment in the investment, the Company records a charge to other expense for the difference between the estimated fair value and the carrying value. The carrying value of the Company’s non-marketable equity investments are recorded in other assets and totaled $4 at December 31, 2017. The Company did not have any cost-method investments as of December 31, 2016.

Loans Subject to Repurchase Rights from Ginnie Mae

For certain forward loans sold to Ginnie Mae, the Company as the issuer has the unilateral right to repurchase, without Ginnie Mae’s prior authorization, any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Once the Company has the unilateral right to repurchase a delinquent loan, the Company has effectively regained control over the loan, and under GAAP, must recognize the right to the loan in its consolidated balance sheets and establish a corresponding repurchase liability regardless of the Company’s intention to repurchase the loan. The Company recognizes the right to purchase these mortgage loans in other assets at their unpaid principal balances and records a corresponding liability in payables and accrued liability for mortgage loans eligible for repurchase in its consolidated balance sheets.

Interest Income

Interest income is recognized on loans held for sale for the period from loan funding to sale, which is typically within 30 days. Loans are placed on non-accrual status when any portion of the principal or interest is 90 days past due. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when the principal and interest become current and it is probable that the amounts are fully collectible. For individual loans that have been modified, a period of six timely payments is required before the loan is returned to an accrual basis.

Interest income also includes interest earned on custodial cash deposits associated with the mortgage loans serviced, and interest earned on reverse mortgage interests. Reverse mortgage interests accrue as interest income in accordance with FHA guidelines.

Share-Based Compensation

Share-based compensation is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the requisite employee service period (generally the vesting period of the grant) in salaries, wages and benefits within the consolidated statements of operations.

Advertising Costs

Advertising costs are expensed as incurred and are included as part of general and administrative expenses. The Company incurred advertising costs of $57, $58 and $61 for the years ended December 31, 2017, 2016 and 2015, respectively.

Income Taxes

The Company is subject to the income tax laws of the U.S., its states and municipalities. These tax laws are complex and subject to different interpretations by the taxpayer and the relevant governmental taxing authorities.

Deferred income taxes are determined using the balance sheet method. Deferred taxes are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that will apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Company regularly reviews the carrying amount of its deferred tax assets to determine if the establishment of a valuation allowance is necessary. If based on the available evidence, it is more likely than not that all or a portion of the Company’s deferred tax assets will not be realized in future periods, a deferred tax valuation allowance is established. Consideration is given to various positive and negative factors that could affect the realization of the deferred tax assets. In evaluating this available evidence, management considers, among other things, historical financial performance, expectation of future earnings, length of statutory carryforward periods, experience with operating tax loss and tax credit carryforwards which may expire unused, tax planning strategies and timing of reversals of temporary differences. The Company’s evaluation is based on current tax laws as well as management’s expectations of future performance.

The Company initially recognizes tax positions in the consolidated financial statements when it is more likely than not that the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. In establishing a provision for income tax expense, the Company makes judgments and interpretations about the application of these inherently complex tax laws within the framework of existing GAAP. The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses.

On December 22, 2017, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP related to the enactment of the Tax Reform Act. SAB 118 provides guidance in those situations where the accounting for certain income tax effects of the Tax Reform Act will be incomplete by the time financial statements are issued for the reporting period that includes the enactment date. The Company has recorded provisional amounts where the impact of the Tax Reform Act could be reasonably estimated. Any subsequent adjustment to these amounts will be made within one year from the enactment date.

Earnings Per Share

Basic earnings per share is computed based on the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed based on the weighted average number of common shares plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Equity instruments with a dilutive impact to earnings per share include outstanding restricted stock units issued by the Company.

3. Mortgage Servicing Rights (“MSRs”) and Related Liabilities

The following table sets forth the carrying value of the Company’s MSRs and the related liabilities.

MSRs and Related Liabilities	December 31, 2017	December 31, 2016
Forward MSRs—fair value	$2,937	$3,160
Reverse MSRs—amortized cost	4	6

Mortgage servicing rights	$2,941	$3,166

Mortgage servicing liabilities—amortized cost	$41	$48

Excess spread financing—fair value	$996	$1,214
Mortgage servicing rights financing—fair value	10	27

MSR related liabilities—nonrecourse at fair value	$1,006	$1,241

Forward Mortgage Servicing Rights—Fair Value

The Company owns and records at fair value the rights to service traditional residential mortgage loans (“forward” loans) for others either as a result of purchase transactions or from the retained servicing associated with the sales and securitizations of loans originated. Forward MSRs are comprised of servicing rights related to both agency and non-agency loans.

The following table sets forth the activities of forward MSRs.

	Year Ended December 31,
Forward MSRs—Fair Value	2017	2016
Fair value—beginning of year	$3,160	$3,358
Additions:
Servicing retained from mortgage loans sold	203	208
Purchases of servicing rights	66	157
Dispositions:
Sales and cancellation of servicing assets	(60)	(67)
Changes in fair value:
Changes in valuation inputs or assumptions used in the valuation model	(101)	(79)
Other changes in fair value	(331)	(417)

Fair value—end of year	$2,937	$3,160

From time to time, the Company sells its ownership interest in certain MSRs and is retained as the subservicer for the sold assets. The Company has evaluated the sale accounting requirements related to these transactions given the continued involvement as the subservicer and concluded that these transactions qualify for sale accounting treatment. During the years ended December 31, 2017 and 2016, the Company sold $2,123 and $11,546 in unpaid principal balance (“UPB”) of forward MSRs, of which $364 and $10,494 was retained by the Company as subservicer, respectively.

During 2017, the Company entered into cancellation agreements for approximately $60 in MSRs. Subsequently, the same servicing rights were repurchased for $19 due to lower servicing basis points paid by the investor within the associated contract. The Company paid down a total of $23 excess spread financing liabilities that were encumbered prior to the cancellation of servicing rights.

Forward MSRs measured at fair value are segregated between credit sensitive and interest sensitive pools. Credit sensitive pools are primarily impacted by borrower performance under specified repayment terms, which most directly impacts involuntary prepayments and delinquency rates. Interest sensitive pools are primarily impacted by changes in forecasted interest rates, which in turn impact voluntary prepayment speeds. The Company assesses whether acquired portfolios are more credit sensitive or interest sensitive in nature on the date of acquisition. Numerous factors are considered in making this assessment, including loan-to-value ratios, FICO scores, percentage of portfolio previously modified, portfolio seasoning and similar criteria. Once the determination for a pool is made on the date of acquisition, subsequent changes are not made.

Credit sensitive portfolios generally consist of higher delinquency, single-family non-conforming residential forward mortgage loans serviced for agency and non-agency investors. Interest sensitive portfolios generally consist of lower delinquency, single-family conforming residential forward mortgage loans for agency investors.

The following table provides a breakdown of credit sensitive and interest sensitive UPBs for the Company’s forward MSRs.

	December 31, 2017		December 31, 2016
Forward MSRs—Sensitivity Pools	UPB	Fair Value	UPB	Fair Value
Credit sensitive	$167,605	$1,572	$198,935	$1,818
Interest sensitive	113,775	1,365	113,141	1,342

Total	$281,380	$2,937	$312,076	$3,160

The Company used the following key weighted-average inputs and assumptions in estimating the fair value of forward MSRs.

Credit Sensitive	December 31, 2017	December 31, 2016
Discount rate	11.4%	11.6%
Total prepayment speeds	15.2%	15.4%
Expected weighted-average life	5.7 years	6.0 years

Interest Sensitive
Discount rate	9.2%	9.3%
Total prepayment speeds	10.7%	10.7%
Expected weighted-average life	6.7 years	6.8 years

The following table shows the hypothetical effect on the fair value of the forward MSRs when applying certain unfavorable variations of key assumptions to these assets for the dates indicated.

	Discount Rate		Total Prepayment Speeds
Forward MSRs—Hypothetical Sensitivities	100 bps Adverse Change	200 bps Adverse Change	10% Adverse Change	20% Adverse Change
December 31, 2017
Mortgage servicing rights	$(108)	$(208)	$(118)	$(227)
December 31, 2016
Mortgage servicing rights	$(114)	$(221)	$(117)	$(224)

These hypothetical sensitivities should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects.

Reverse Mortgage Servicing Rights and Liabilities—Amortized Cost

The Company services and subservices certain HECM reverse mortgage loans with an unpaid principal balance of $35,112 and $38,940 as of December 31, 2017 and 2016, respectively. The following table sets forth the activities of reverse MSRs and mortgage servicing liabilities (“MSLs”) for the years ended December 31, 2017, and 2016.

	Year Ended December 31,
	2017		2016
Reverse MSRs and Liabilities—Amortized Cost	Assets	Liabilities	Assets	Liabilities
Balance—beginning of year	$6	$48	$9	$25
Increase (decrease) in MSL(1)	—	(3)	—	37
Amortization/accretion	(2)	(4)	(3)	(14)

Balance—end of year	$4	$41	$6	$48

Fair value—end of year	$29	$34	$15	$26

(1)	The Company executed an asset purchase agreement in December 2016 with a large financial institution, acquiring the servicing rights related to a $9,305 UPB reverse loan portfolio of HECM loans owned by a GSE. During the year ended December 31, 2017, the Company reassessed the valuation of the portfolio in connection with the refinement of its reverse exposure model, resulting in the reclassification of $20 MSL to a purchase discount in reverse mortgage interests. In September 2017, the Company acquired servicing rights related to a reverse mortgage portfolio of $747 UPB. In connection with this acquisition, the Company recorded a $17 MSL.

Management evaluates reverse MSRs and MSLs each reporting period for impairment. Based on management’s assessment at December 31, 2017 and 2016, no impairment was required to be recorded for reverse MSRs.

Excess Spread Financing—Fair Value

In order to finance the acquisition of certain forward MSRs on various forward loan pools (“Portfolios”), the Company has entered into sale and assignment agreements with a third-party associated with funds and accounts under management of BlackRock Financial Management Inc. (“BlackRock”), and with certain affiliated entities formed and managed by New Residential Investment Corp. (“New Residential”), which is managed by an affiliate of Fortress Investment Group LLC (“Fortress”). The Company sold to such entities the right to receive a specified percentage of the excess cash flow generated from the Portfolios after receipt of a fixed base servicing fee per loan. Servicing fees associated with traditional MSRs can be segregated into a contractually specified base fee component and an excess servicing fee. The base servicing fee, along with ancillary income, is designed to cover costs incurred to service the specified pool plus a reasonable profit margin. The remaining servicing fee is considered excess. The Company retains all the base servicing fee and ancillary revenues associated with servicing the Portfolios and retains a portion of the excess servicing fee. The Company continues to be the servicer of the Portfolios and provides all servicing and advancing functions.

Contemporaneous with the above, the Company entered into refinanced loan obligations with New Residential and BlackRock. Should the Company refinance any loan in the Portfolios, subject to certain limitations, it will be required to transfer the new loan or a replacement loan of similar economic characteristics into the Portfolios. The new or replacement loan will be governed by the same terms set forth in the sale and assignment agreement described above, which is the primary driver of the recapture rate assumption.

The range of the key assumptions used in the Company’s valuation of excess spread financing are as follows.

Excess Spread Financing	Prepayment Speeds	Average Life (Years)	Discount Rate	Recapture Rate
December 31, 2017
Low	6.2%	4.4	8.5%	7.2%
High	21.2%	6.9	14.1%	30.0%
Weighted-average	13.7%	5.9	10.8%	18.7%
December 31, 2016
Low	6.1%	4.1	8.5%	6.7%
High	21.2%	8.5	14.1%	29.8%
Weighted-average	13.9%	6.3	10.8%	19.0%

The following table shows the hypothetical effect on the excess spread financing fair value when applying certain unfavorable variations of key assumptions to these liabilities at the dates indicated.

	Discount Rate		Prepayment Speeds
Excess Spread Financing - Hypothetical Sensitivities	100 bps Adverse Change	200 bps Adverse Change	10% Adverse Change	20% Adverse Change
December 31, 2017
Excess spread financing	$37	$78	$34	$71
December 31, 2016
Excess spread financing	$49	$101	$41	$85

As the cash flow assumptions utilized in determining the fair value amounts in the excess spread financing are based on the related cash flow assumptions utilized in the financed MSRs, any fair value changes recognized in the MSRs would inherently have an inverse impact on the carrying amount of the related excess spread financing. For example, while an increase in discount rates would negatively impact the value of the Company’s MSRs, it would reduce the carrying value of the associated excess spread financing liability.

These hypothetical sensitivities should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects. Also, a positive change in the above assumptions would not necessarily correlate with the corresponding decrease in the net carrying amount of the excess spread financing.

Mortgage Servicing Rights Financing

From December 2013 through June 2014, the Company entered into agreements to sell a contractually specified base fee component of certain forward MSRs and servicing advances under specified terms to a joint venture capitalized by New Residential and certain unaffiliated third-party investors. The Company continues to be the named servicer and, for accounting purposes, ownership of the mortgage servicing rights continues to reside with the Company. Accordingly, the Company records the MSRs and a MSR financing liability associated with this transaction in its consolidated balance sheets. See Note 22, Transactions with Affiliates for additional information.

The following table sets forth the weighted average assumptions used in the valuation of the mortgage servicing rights financing.

Mortgage Servicing Rights Financing Assumptions	December 31, 2017	December 31, 2016
Advance financing rates	3.5%	3.2%
Annual advance recovery rates	23.2%	23.9%

The following table sets forth the items comprising of revenue associated with servicing loan portfolios.

	Year Ended December 31,
Servicing Revenue	2017	2016	2015
Contractually specified servicing fees(1)	$1,003	$1,045	$1,117
Other service-related income(1)(2)	168	245	233
Incentive and modification income(1)	80	113	107
Late fees(1)	89	82	70
Reverse servicing fees	58	57	88
Mark-to-market adjustments(2)(3)	(160)	(177)	(112)
Counterparty revenue share(4)	(230)	(298)	(301)
Amortization, net of accretion(5)	(242)	(314)	(320)

Total servicing revenue	$766	$753	$882

(1)	Amounts include subservicing related revenues.
(2)	The Company reevaluated presentation of adjustments related to certain GNMA early buyout activities and reclassified $20 and $34 from other service-related income to mark-to-market adjustments in 2017 and 2016, respectively. No reclassification was required in 2015. Total servicing revenue was not affected by this reclassification adjustment.
(3)	Mark-to-market adjustments includes fair value adjustments on MSR, excess spread financing and MSR financing liabilities. The amount of MSR MTM reflected is net of cumulative incurred losses related to advances and other receivables associated with inactive and liquidated loans that are no longer part of the MSR portfolio and these incurred losses have been transferred to reserves on advances and other receivables. These cumulative incurred losses totaled $72 and $81 for the years ended December 31, 2017, and 2016, respectively. There were no cumulative incurred losses for the year ended December 31, 2015.
(4)	Counterparty revenue share represents the excess servicing fee that the Company pays to the counterparties under the excess spread financing arrangements and the payments made associated with MSRs financing arrangements.
(5)	Accretion of excess spread financing liabilities for the years ended December 31, 2017, 2016 and 2015 was $161, $200 and $172, respectively.

4. Advances and Other Receivables, Net

Advances and other receivables, net consists of the following.

	December 31, 2017	December 31, 2016
Servicing advances	$1,599	$1,614
Receivables from agencies, investors and prior servicers	391	319
Reserves	(284)	(184)

Total advances and other receivables, net	$1,706	$1,749

The Company, as a loan servicer, is contractually responsible to advance funds on behalf of the borrower and investor primarily for loan principal and interest, property taxes and hazard insurance, and foreclosure costs. Advances are primarily recovered through reimbursement from the investor, proceeds from sale of loan collateral, or mortgage insurance claims. Reserves for advances and other receivables on loans transferred out of the MSR portfolio are established within advances and other receivables.

The Company estimates and records an asset for estimated recoveries from prior servicers for their respective portion of the losses associated with the underlying loans that were not serviced in accordance with established guidelines. Receivables from prior servicers totaled $134 and $94 for the Company’s forward loan portfolio at December 31, 2017 and 2016, respectively.

The following table sets forth the activities of the reserves for advances and other receivables.

	Year Ended December 31,
Advances and Other Receivables Reserves	2017	2016
Balance—beginning of year	$184	$163
Provision and other additions(1)	142	192
Write-offs	(42)	(171)

Balance—end of year	$284	$184

(1)	A provision of $72 and $81 was recorded through the MTM adjustments in service related revenues for the years ended December 31, 2017 and 2016, respectively, for inactive and liquidated loans that are no longer part of the MSR portfolio. Other additions represent reclassifications of required reserves from other balance sheet accounts.

5. Reverse Mortgage Interests, Net

Reverse mortgage interests, net consists of the following.

	December 31, 2017	December 31, 2016
Participating interests in HMBS	$7,107	$8,839
Other interests securitized	912	753
Unsecuritized interests	2,080	1,572
Reserves	(115)	(131)

Total reverse mortgage interests, net	$9,984	$11,033

Participating Interests in HMBS

Participating interests in HMBS consist of the Company’s reverse mortgage interests in HECM loans which have been transferred to Ginnie Mae and subsequently securitized through the issuance of HMBS. During the year ended December 31, 2017, a total of $547 UPB was transferred to Ginnie Mae and securitized.

Other Interests Securitized

Other interests securitized consist of reverse mortgage interests that no longer meet HMBS program eligibility criteria and have been repurchased out of HMBS. These reverse mortgage interests have subsequently been transferred to private securitization trusts and are accounted for as a secured borrowing. During the year ended December 31, 2017, a total of $747 UPB was securitized through Trust 2017-1 and Trust 2017-2 and a total of $307 UPB from Trust 2015-2 and Trust 2016-1 were called and related receivables/debt extinguished. Refer to Other Nonrecourse Debt in Note 10, Indebtedness for additional information.

Unsecuritized Interests

Unsecuritized interests in reverse mortgages consists of the following.

	December 31, 2017	December 31, 2016
Repurchased HECM loans	$1,662	$1,000
HECM related receivables	311	301
Funded borrower draws not yet securitized	82	236
REO-related receivables	25	35

Total unsecuritized interests	$2,080	$1,572

Unsecuritized interests include repurchased HECM loans for which the Company is required to repurchase from the HMBS pool when the outstanding principal balance of the HECM loan is equal to or greater than 98% of the maximum claim amount established at origination in accordance with HMBS program guidelines. The Company repurchased a total of $4,268 and $3,176 HECM loans out of Ginnie Mae HMBS securitizations during the years ended December 31, 2017 and 2016, respectively, of which, $1,018 and $915 were subsequently assigned to a third party in accordance with applicable servicing agreements, respectively.

The Company also estimates and records an asset for probable recoveries from prior servicers for their respective portion of the losses associated with the underlying loans that were not serviced in accordance with established guidelines. Receivables from prior servicers totaled $22 and $38 for the Company’s reverse loan portfolio at December 31, 2017 and 2016, respectively.

Purchase of Reverse Mortgage Servicing Rights and Interests

On December 1, 2016, the Company executed an asset purchase agreement with a large financial institution, acquiring $9,305 UPB of servicing rights, $3,749 UPB of participating interests in HECM loans and $3,691 UPB of related HMBS obligations. Refer to Note 3, Mortgage Servicing Rights and Related Liabilities for discussion of the servicing portfolio acquired. During the year ended December 31, 2017, the Company reassessed the valuation of the portfolio in connection with the refinement of its reverse exposure model, resulting in the Company reclassifying $61 from reserves and $20 from MSL to a purchase discount within unsecuritized interests. During the year ended December 31, 2017, the Company accreted $27 of the purchase discount to interest income. As of December 31, 2017, there was $89 purchase discount remaining. The Company received cash of $96 for the acquisition of these assets and assumption of related liabilities, as well as the acquisition of the servicing portfolio.

As part of the December 2016 asset purchase agreement, the Company agreed to acquire remaining components of the reverse portfolio, primarily including servicing of whole HECM loans and REO advances upon receiving regulatory approval. In September 2017, the Company executed a mortgage servicing rights purchase agreement and a subservicing agreement to acquire servicing rights and subservicing on the remaining reverse portfolio in the amounts of $747 UPB and $505 UPB, respectively. Upon this acquisition, the Company performed a relative fair value allocation, resulting in the Company recording $10 of REO advances related to the servicing portfolio acquired in HECM related receivables within reverse mortgage interests. The Company received net proceeds of $16 for the acquisition of these assets and assumption of related liabilities. Refer to Note 3, Mortgage Servicing Rights and Related Liabilities for discussion of the servicing portfolio acquired.

Reserves for Reverse Mortgage Interests

The Company records reserves related to reverse mortgage interests based on potential unrecoverable costs and loss exposures expected to be realized. Recoverability is determined based on the Company’s ability to meet HUD servicing guidelines and is viewed as two different categories of expenses: financial and operational. Financial exposures are defined as the cost of doing business related to servicing the HECM product and include potential unrecoverable costs primarily based on HUD claim guidelines related to recoverable expenses and unfavorable changes in the appraised value of the loan collateral. Operational exposures are defined as unrecoverable debenture interest curtailments imposed for missed FHA-specified servicing timelines.

The activity of the reserves for reverse mortgage interests is set forth below.

	Year Ended December 31,
	2017	2016
Reserves for reverse mortgage interests—beginning of year	$131	$53
Provision(1)	76	27
Write-offs(2)	(37)	(15)
Other(3)	(55)	66

Reserves for reverse mortgage interests—end of year	$115	$131

(1)	During the year ended December 31, 2017, reserves increased attributable to the Company refining its method to estimate losses and the aging of the portfolio.
(2)	The write-offs during the year ended December 31, 2017 were primarily attributable to transactions that were fully reserved and processed after conversion to the Company’s new internally developed reverse servicing platform.
(3)	During the year ended December 31, 2017, the Company reclassified certain amounts within reverse mortgage interests to be comparable to prior periods. In addition, the Company reassessed the valuation of the servicing portfolio acquired in December 2016 in connection with the refinement of its reverse exposure model and reclassified $61 from reserves to a purchase price discount. This amount is now included in the net basis of unsecuritized interest of reverse mortgage interests.

Reverse Mortgage Interest Income

The Company accrues interest income for its participating interest in reverse mortgages based on the stated rates underlying HECM loans and FHA guidelines. Total interest earned on the Company’s reverse mortgage interests was $490, $344 and $268 for the years ended December 31, 2017, 2016 and 2015, respectively.

6. Mortgage Loans Held for Sale and Investment

Mortgage Loans Held for Sale

The Company maintains a strategy of originating mortgage loan products primarily for the purpose of selling to government-sponsored enterprises (“GSEs”) or other third-party investors in the secondary market on a servicing-retained basis. The Company focuses on assisting customers currently in the Company’s servicing portfolio with refinancing of loans or new home purchases. Generally, all newly originated mortgage loans held for sale are securitized and transferred to GSEs or delivered to third-party purchasers shortly after origination on a servicing-retained basis.

Mortgage loans held for sale are recorded at fair value as set forth below.

	December 31, 2017	December 31, 2016
Mortgage loans held for sale—UPB	$1,837	$1,759
Mark-to-market adjustment(1)	54	29

Total mortgage loans held for sale	$1,891	$1,788

(1)	The mark-to-market adjustment is recorded in net gain on mortgage loans held for sale in the consolidated statements of operations.

The Company accrues interest income as earned and places loans on non-accrual status after any portion of principal or interest has been delinquent for more than 90 days. Accrued interest is recorded as interest income in the consolidated statements of operations.

The total UPB of mortgage loans held for sale on non-accrual status was as follows for the dates indicated.

	December 31, 2017		December 31, 2016
Mortgage Loans Held for Sale—UPB	UPB	Fair Value	UPB	Fair Value
Non-accrual	$66	$64	$106	$103

From time to time, the Company exercises its right to repurchase individual delinquent loans in Ginnie Mae securitization pools to minimize interest spread losses, to re-pool into new Ginnie Mae securitizations, or to otherwise sell to third-party investors. During the years ended December 31, 2017 and 2016, the Company repurchased $316 and $317 of delinquent Ginnie Mae loans, respectively, and securitized or sold to third-party investors $341 and $163 of previously repurchased loans, respectively.    As of December 31, 2017 and 2016, $227 and $40 of the repurchased loans have re-performed and were held in accrual status, respectively, and remaining balances continue to be held under a nonaccrual status.

The total UPB of mortgage loans held for sale for which the Company has begun formal foreclosure proceedings was $51 and $84 as of December 31, 2017 and 2016, respectively.

The following table details a roll forward of the change in the account balance of mortgage loans held for sale.

	Year Ended December 31,
Mortgage loans held for sale	2017	2016
Balance—beginning of year	$1,788	$1,430
Mortgage loans originated and purchased, net of fees	19,140	20,321
Loans sold	(20,318)	(21,403)
Repurchase of loans out of Ginnie Mae securitizations	1,249	1,432
Transfer of mortgage loans held for sale to advances/accounts receivable related to claims(1)	(19)	(18)
Net transfer of mortgage loans held for sale from REO in other assets(2)	23	9
Changes in fair value	9	(15)
Other purchase-related activities(3)	19	32

Balance—end of year	$1,891	$1,788

(1)	Amounts are comprised of claims made on certain government insured mortgage loans upon completion of the REO sale.
(2)	Net amounts are comprised of REO in the sales process which are transferred to other assets and certain government insured mortgage REO which are transferred from other assets upon completion of the sale so that the claims process can begin.
(3)	Amounts are comprised primarily of non-Ginnie Mae loan purchases and buyouts.

For the years ended December 31, 2017, 2016 and 2015, the Company received proceeds of $20,772, $21,942 and $20,087, respectively, on the sale of mortgage loans held for sale, resulting in gains of $454, $539 and $427, respectively.

The Company has the right to repurchase any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. The majority of Ginnie Mae repurchased loans are repurchased solely with the intent to re-pool into new Ginnie Mae securitizations upon re-performance of the loan or to otherwise sell to third-party investors. The amounts repurchased out of Ginnie Mae pools, as presented above, are primarily in connection with loan modifications and loan resolution activity as part of the Company’s contractual obligations as the servicer of the loans.

Mortgage Loans Held for Investment, Net

The following sets forth the composition of mortgage loans held for investment, net.

	December 31, 2017	December 31, 2016
Mortgage loans held for investment, net—UPB	$193	$216
Transfer discount:
Non-accretable	(41)	(49)
Accretable	(12)	(13)
Allowance for loan losses	(1)	(3)

Total mortgage loans held for investment, net	$139	$151

The changes in accretable yield discount on loans transferred to mortgage loans held for investment, net are set forth below.

	Year Ended December 31,
Accretable Yield Discount	2017	2016
Balance—beginning of year	$(13)	$(15)
Accretion	2	3
Reclassifications from non-accretable discount	(1)	(1)

Balance—end of year	$(12)	$(13)

The Company may periodically modify the terms of any outstanding mortgage loans held for investment for loans that are either in default or in imminent default. Modifications often involve reduced payments by borrowers, modification of the original terms of the mortgage loans, forgiveness of debt and/or modified servicing advances. As a result of the volume of modification agreements entered into, the estimated average outstanding life in this pool of mortgage loans has been extended. The Company records interest income on the transferred loans on a level-yield method. To maintain a level-yield on these transferred loans over the estimated extended life, the Company reclassified to accretable yield discount approximately $1 and $1 of transfer discount designated as reserves for future loss, for the years ended December 31, 2017 and 2016, respectively. No provision for reserves was required for the years ended December 31, 2017 and 2016, respectively, as the fair value of the underlying collateral exceeded the carrying value of the loans, net of the non-accretable discount.

The total UPB of mortgage loans held for investment for which the Company has begun formal foreclosure proceedings was $22 and $29 as of December 31, 2017 and 2016, respectively.

7. Property and Equipment, Net

The composition of property and equipment, net, and the corresponding ranges of estimated useful lives were as follows.

	December 31, 2017	December 31, 2016	Estimated Useful Life
Capitalized software costs	$152	$123	3 - 5 years
Furniture, fixtures and equipment	57	52	3 - 5 years
Long-term capital leases—computer equipment	50	42	5 years
Leasehold improvements	19	16	3 - 5 years
Software in development and other	12	21

Property and equipment	290	254
Less: Accumulated depreciation	(169)	(118)

Total property and equipment, net	$121	$136

Total depreciation expenses on property and equipment was $54, $56 and $46 for the years ended December 31, 2017, 2016, and 2015, respectively. The Company has entered into various lease agreements for computer equipment which are classified as capital leases. All of the capital leases expire over the next two years. A majority of these lease agreements contain bargain purchase options.

During the year ended December 31, 2017, the Company recorded a total of $3 impairment charges for hardware and software that were no longer in use. The impairment charges were included in the general and administrative expenses in the consolidated statements of operations. During the year ended December 31, 2016, the Company recorded a total of $11 impairment charges for assets that were no longer in use, including $10 primarily related to software and hardware and $1 due to retirement of Company’s old website upon launch of Company’s new website. No impairment losses related to property and equipment were recorded during 2015.

8. Other Assets

Other assets consist of the following.

	December 31, 2017	December 31, 2016
Loans subject to repurchase right from Ginnie Mae	$218	$152
Accrued revenues	148	165
Goodwill	72	74
Prepaid expenses	27	16
Real estate owned (REO), net	23	30
Deposits	19	25
Intangible assets	19	28
Receivables from affiliates, net	6	6
Other	82	64

Total other assets	$614	$560

Accrued Revenues

Accrued revenue is primarily comprised of service fees earned but not received based upon the terms of the Company’s servicing and subservicing agreements.

Loans Subject to Repurchase Right from Ginnie Mae

Forward loans are sold to Ginnie Mae in conjunction with the issuance of mortgage backed securities. The Company, as the issuer of the mortgage backed securities, has the unilateral right to repurchase any individual loan in a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Once the Company has the unilateral right to repurchase a delinquent loan, it has effectively regained control over the loan and recognizes these rights to the loan on its consolidated balance sheets and establishes a corresponding repurchase liability regardless of the Company’s intention to repurchase the loan.

Goodwill and Intangible Assets

The following presents changes in the carrying amount of goodwill for the years indicated.

	Year Ended December 31,
	2017	2016
Balance—beginning of year	$74	$71
Goodwill reclassification	—	3
Goodwill disposition(1)	(2)	—

Balance—end of year	$72	$74

(1)	In connection with the sale of Xome’s retail title division, the Company wrote off $2 goodwill in June 2017. See further discussion in Note 19, Dispositions and Exit Costs.

The Company evaluates goodwill for potential impairment annually as of October 1st for the reporting units in the Originations and Xome segments, or more frequently when there are events or circumstances that indicate that it is more likely than not that an impairment exists. The Company performed a quantitative assessment in 2017 of the fair value of its reporting units. In establishing the estimated fair value, consideration was given to the forecasted discounted cash flows of the reporting units, recent trading prices of the Company’s common stock, and recent trading prices of common stock for peer group companies. In establishing the discounted cash flows, the Company gives consideration to anticipated effects of interest rate changes to earnings, cost alignments for changes in transaction volumes and other changes to operations that would be considered by a market participant. Based on the assessment performed, the Company determined the fair value of its reporting units exceeded the carrying value by more than 180%. Accordingly, no impairment of goodwill was recorded in 2017. There was no goodwill impairment recorded in 2016 and 2015.

The following tables present the composition of intangible assets.

	December 31, 2017
	Gross Carrying Amount	Impairment/ Disposition(1)	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life in Years
Trade name	$8	$—	$(3)	$5	6.6
Customer relationships	19	(7)	(6)	6	4.7
Purchased software	12	—	(5)	7	4.0
Licenses	1	—	—	1	Indefinite

Total intangible assets	$40	$(7)	$(14)	$19	4.8

(1)	In connection with the sale of Xome’s retail title division in June 2017, the Company wrote-off customer relationships of $4 on a net basis, with gross carrying amount of $6 less accumulated amortization of $2 as of the sale date. See further discussion in Note 19, Disposition and Exit Costs. In addition, the Company recorded an impairment of $1 in customer relationships due to the loss of a major customer of Xome.

	December 31, 2016
	Gross Carrying Amount	Impairment(2)	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life in Years
Trade name	$27	$(13)	$(8)	$6	7.5
Customer relationships	20	(1)	(6)	13	5.7
Purchased software	12	—	(4)	8	4.9
Licenses	1	—	—	1	Indefinite

Total intangible assets	$60	$(14)	$(18)	$28	5.7

(2)	In connection with the abandonment of the Greenlight trade name in 2016, the Company wrote-off trade name of $13 on net basis, with gross carrying amount of $19 less accumulated amortization of $6 as of the abandonment date. In addition, the Company recorded an impairment of customer relationships of $1 related to the loss of a major customer of Xome.

The Company recognized $5, $8, and $7 of amortization expense during the years ended December 31, 2017, 2016, and 2015, respectively. The following table presents the estimated aggregate amortization expense for existing amortizable intangible assets for the years indicated.

Year Ending December 31,	Amount
2018	$4
2019	4
2020	4
2021	3
2022	2
Thereafter	1

Total future amortization expense	$18

Real Estate Owned, Net

Real estate owned (“REO”), net includes $15 and $21 of REO-related receivables with government insurance as of December 31, 2017 and 2016, respectively, limiting loss exposure to the Company.

Other

Other primarily includes tax receivables and non-advance related accounts receivable due from investors.

9. Derivative Financial Instruments

Derivative instruments utilized by the Company primarily include interest rate lock commitments (“IRLCs”), Loan Purchase Commitments (“LPCs”), forward Mortgage Backed Securities (“MBS”) trades, Eurodollar and Treasury futures and interest rate swap agreements.

Associated with the Company’s derivatives are $1 and $29 in collateral deposits on derivative instruments recorded in other assets and payables and accrued liabilities on the Company’s consolidated balance sheets as of December 31, 2017 and 2016, respectively. The Company does not offset fair value amounts recognized for derivative instruments with amounts collected and/or deposited on derivative instruments in its consolidated balance sheets.

The following table provides the outstanding notional balances, fair values of outstanding positions and recorded gains/(losses).

	Expiration Dates	Outstanding Notional	Fair Value	Recorded Gains / (Losses)
Year Ended December 31, 2017
Assets
Mortgage loans held for sale
Loan sale commitments(1)	2018	$13	$0.1	$—
Derivative financial instruments
IRLCs	2018	2,065	59.3	(32.9)
Forward sales of MBS	2018	1,802	2.4	(36.9)
LPCs	2018	171	0.9	(1.0)
Treasury futures	2018	81	1.9	1.9
Eurodollar futures(1)	2018-2021	26	—	—
Interest rate swaps(1)	2018	—	—	(0.1)
Liabilities
Derivative financial instruments
IRLCs(1)	2018	7	—	1.1
Forward sales of MBS	2018	1,579	2.8	7.2
LPCs	2018	213	0.6	0.9
Treasury futures	2018	128	1.4	(1.4)
Eurodollar futures(1)	2018-2021	17	—	—
Interest rate swaps(1)	2018	—	—	0.1
Year Ended December 31, 2016
Assets
Mortgage loans held for sale
Loan sale commitments	2017	$1	$0.1	$(0.2)
Derivative financial instruments
IRLCs	2017	3,675	92.2	3.1
Forward sales of MBS	2017	2,580	39.2	33.1
LPCs	2017	203	1.9	(2.0)
Eurodollar futures(1)	2017-2021	35	—	(0.1)
Interest rate swaps	2017	9	0.1	(0.4)
Liabilities
Derivative financial instruments
IRLCs	2017	176	1.1	(1.1)
Forward sales of MBS	2017	1,689	10.0	(6.3)
LPCs(1)	2017	111	1.5	—
Eurodollar futures(1)	2017-2021	27	—	0.1
Interest rate swaps	2017	9	0.1	0.4

(1)	Fair values or recorded gains/(losses) of derivative instruments are less than $0.1 for the specified dates.

10. Indebtedness

Notes Payable

					December 31, 2017		December 31, 2016
Advance Facilities	Interest Rate	Maturity Date	Collateral	Capacity Amount	Outstanding	Collateral Pledged	Outstanding	Collateral pledged
Nationstar agency advance receivables trust	LIBOR+2.0% to 2.6%	November 2019	Servicing advance receivables	$575	$416	$492	$485	$578
Nationstar mortgage advance receivable trust	LIBOR+1.4% to 6.5%	November 2018	Servicing advance receivables	500	230	287	260	301
Nationstar agency advance financing facility	LIBOR+1.0% to 7.4%	January 2019	Servicing advance receivables	200	102	117	164	186
MBS advance financing facility	LIBOR+2.5%	March 2019	Servicing advance receivables	130	63	64	55	60
MBS servicer advance facility (2014)	LIBOR+3.5%	October 2018	Servicing advance receivables	125	44	140	88	142
MBS advance financing facility (2012)(1)	LIBOR+5.0%	January 2017	Servicing advance receivables	—	—	—	44	52

Advance facilities principal amount					855	1,100	1,096	1,319
Unamortized debt issuance costs(2)					—	—	—	—

Advance facilities, net					$855	$1,100	$1,096	$1,319

(1)	The MBS Advance Financing facility was paid off in full in February 2017.
(2)	Unamortized debt issuance costs are less than $1 for the respective dates.

					December 31, 2017		December 31, 2016
Warehouse Facilities	Interest Rate	Maturity Date	Collateral	Capacity Amount	Outstanding	Collateral Pledged	Outstanding	Collateral pledged
$1,200 warehouse facility	LIBOR+2.0% to 2.9%	October 2018	Mortgage loans or MBS	$1,200	$889	$960	$682	$747
$1,000 warehouse facility	LIBOR+2.0% to 2.5%	September 2018	Mortgage loans or MBS	1,000	299	308	250	256
$950 warehouse facility	LIBOR+2.0% to 3.5%	November 2018	Mortgage loans or MBS	950	721	785	410	415
$600 warehouse facility	LIBOR+2.5%	February 2019	Mortgage loans or MBS	600	333	347	173	189
$500 warehouse facility	LIBOR+1.8% to 2.8%	September 2018	Mortgage loans or MBS	500	233	239	229	237
$500 warehouse facility	LIBOR+1.8% to 3.3%	June 2018	Mortgage loans or MBS	500	305	337	496	539
$350 warehouse facility	LIBOR+2.0% to 3.5%	April 2018	Mortgage loans or MBS	350	246	272	12	13
$300 warehouse facility	LIBOR+2.3%	January 2019	Mortgage loans or MBS	300	116	141	153	180
$200 warehouse facility	LIBOR+1.6%	April 2019	Mortgage loans or MBS	200	80	81	7	8
$150 warehouse facility	LIBOR+4.3%	September 2018	Mortgage loans or MBS	150	—	—	—	—
$100 warehouse facility	LIBOR+5.5%	December 2019	Mortgage loans or MBS	100	50	50	—	—
$50 warehouse facility	LIBOR+4.5%	August 2020	Mortgage loans or MBS	50	10	10	—	—
$40 warehouse facility	LIBOR+3.0%	November 2018	Mortgage loans or MBS	40	4	6	11	18

Warehouse facilities principal amount					3,286	3,536	2,423	2,602
Unamortized debt issuance costs					(1)	—	(2)	—

Warehouse facilities, net					$3,285	$3,536	$2,421	$2,602

Pledged Collateral:
Mortgage loans, net					$1,852	$1,680	$1,693	$1,427
Reverse mortgage interests, net					1,434	1,575	730	834
MSR and other collateral					—	281	—	341

Unsecured Senior Notes

Unsecured senior notes consist of the following.

	December 31, 2017	December 31, 2016
$600 face value, 6.500% interest rate payable semi-annually, due July 2021	$595	$595
$400 face value, 7.875% interest rate payable semi-annually, due October 2020	397	400
$475 face value, 6.500% interest rate payable semi-annually, due August 2018	364	461
$375 face value, 9.625% interest rate payable semi-annually, due May 2019	323	345
$300 face value, 6.500% interest rate payable semi-annually, due June 2022	206	206

Unsecured senior notes principal amount	1,885	2,007
Unamortized debt issuance costs	(11)	(17)

Unsecured senior notes, net	$1,874	$1,990

The indentures for the unsecured senior notes contain various covenants and restrictions that limit the ability to incur additional indebtedness, pay dividends, make certain investments, create liens, consolidate, merge or sell substantially all of their assets or enter into certain transactions with affiliates. The indentures contain certain events of default, including (subject, in some cases, to customary cure periods and materiality thresholds) defaults based on (i) the failure to make payments under the indenture when due, (ii) breach of covenants, (iii) cross-defaults to certain other indebtedness, (iv) certain bankruptcy or insolvency events, (v) material judgments and (vi) invalidity of material guarantees.

The indentures for the unsecured senior notes provide that the Company may redeem all or a portion of the notes prior to certain fixed dates by paying a make-whole premium plus accrued and unpaid interest and additional interest, if any, to the redemption dates. In addition, the Company may redeem all or a portion of the unsecured senior notes at any time on or after certain fixed dates at the applicable redemption prices set forth in the indentures plus accrued and unpaid interest and additional interest, if any, to the redemption dates. The Company repurchased $120 and $40 in principal amount of outstanding notes during the years ended December 31, 2017 and 2016, resulting in a loss of $3 and $0.1, respectively.

Additionally, the indentures provide that on or before certain fixed dates, the Company may redeem up to 35% of the aggregate principal amount of the unsecured senior notes with the net proceeds of certain equity offerings at fixed redemption prices, plus accrued and unpaid interest and additional interest, if any, to the redemption dates, subject to compliance with certain conditions.

The ratios included in the indentures for the unsecured senior notes are incurrence-based compared to the customary ratio covenants that are often found in credit agreements that require a company to maintain a certain ratio.

As of December 31, 2017, the expected maturities of the Company’s unsecured senior notes based on contractual maturities are as follows.

Year Ending December 31,	Amount
2018	$364
2019	323
2020	397
2021	595
2022	206
Thereafter	—

Unsecured senior notes principal amount	1,885
Unamortized debt issuance costs	(11)

Unsecured senior notes, net	$1,874

Other Nonrecourse Debt

Other nonrecourse debt consists of the following.

					December 31, 2017	December 31, 2016
	Issue Date	Maturity Date	Class of Note	Securitized Amount	Outstanding	Outstanding
Participating interest financing(1)	—	—	—	$—	$7,173	$8,914
Securitization of nonperforming HECM loans
Trust 2015-2	November 2015	November 2025	A, M1, M2	—	—	114
Trust 2016-1	March 2016	February 2026	A, M1, M2	—	—	194
Trust 2016-2	June 2016	June 2026	A, M1, M2	122	94	158
Trust 2016-3	August 2016	August 2026	A, M1, M2	171	138	208
Trust 2017-1	May 2017	May 2027	A, M1, M2	243	213	—
Trust 2017-2	September 2017	September 2027	A, M1, M2	398	365	—
Nonrecourse debt—legacy assets	November 2009	October 2039	A	128	37	50

Other nonrecourse debt principal amount					8,020	9,638
Unamortized debt issuance costs					(6)	(7)

Other nonrecourse debt, net					$8,014	$9,631

(1)	Amounts represent the Company’s participating interest in GNMA HMBS securitized portfolios.

Participating Interest Financing

Participating interest financing represents the obligation of HMBS pools to third-party security holders. The Company issues HMBS in connection with the securitization of advances and accrued interest on HECM loans. Proceeds are received in exchange for securitized advances on the HECM loan amounts transferred to GNMA, and the Company retains a beneficial interest (referred to as a “participating interest”) in the securitization trust in which the HECM loans and HMBS obligations are held and assume both issuer and servicer responsibilities in accordance with GNMA HMBS program guidelines. Monthly cash flows generated from the HECM loans are used to service the HMBS obligations. The interest rate is based on the underlying HMBS rate with a range of 1.5% to 7.0%.

Securitizations of Nonperforming HECM Loans

From time to time, the Company securitizes its interests in non-performing reverse mortgages. The transactions provide investors with the ability to invest in a pool of non-performing HECM loans that are covered by FHA insurance and secured by one-to-four-family residential properties and a pool of REO properties acquired through foreclosure or grant of a deed in lieu of foreclosure in connection with reverse mortgage loans that are covered by FHA insurance. The transactions provide the Company with access to liquidity for the non-performing HECM loan portfolio, ongoing servicing fees, and potential residual returns. The transactions are structured as secured borrowings with the reverse mortgage loans included in the consolidated financial statements as reverse mortgage interests and the related financing included in other nonrecourse debt. Interest is accrued at a rate of 2.0% to 6.5% on the outstanding securitized notes and recorded as interest expense in consolidated statements of operations. The HECM securitizations are callable with expected weighted average lives of less than one to three years. The Company may re-securitize the previously called loans from earlier HECM securitizations to achieve a lower cost of funds.

Nonrecourse Debt – Legacy Assets

During November 2009, the Company completed the securitization of approximately $222 of Asset-Backed Securities (“ABS”), which was accounted for as a secured borrowing. This structure resulted in the Company carrying the securitized mortgage loans in its consolidated balance sheets and recognizing the asset-backed certificates acquired by third parties. The principal and interest on these notes are paid using the cash flows from the underlying mortgage loans, which serve as collateral for the debt. The interest rate paid on the outstanding securities is 7.5%, which is subject to an available funds cap. The total outstanding principal balance on the underlying mortgage loans serving as collateral for the debt was approximately $181 and $208 at December 31, 2017 and December 31, 2016, respectively. The carrying values on the outstanding loans was $42 and $58 at December 31, 2017 and December 31, 2016, respectively, and the carrying value of the nonrecourse debt was $37 and $50, respectively.

Financial Covenants

The Company’s borrowing arrangements and credit facilities contain various financial covenants which primarily relate to required tangible net worth amounts, liquidity reserves, leverage requirements, and profitability requirements. As of December 31, 2017, the Company was in compliance with its financial covenants.

The Company is required to maintain a minimum tangible net worth of at least $682 as of each quarter-end related to its outstanding Master Repurchase Agreements on its outstanding repurchase facilities. As of December 31, 2017, the Company was in compliance with these minimum tangible net worth requirements.

11. Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following.

	December 31, 2017	December 31, 2016
Payables to servicing and subservicing investors	$485	$655
Loans subject to repurchase from Ginnie Mae	218	152
Accounts payable and other accrued liabilities	127	178
Accrued bonus and payroll	82	95
Payables to GSEs and securitized trusts	65	58
Accrued interest	62	65
Payables to insurance carriers and insurance cancellation reserves	61	73
Professional and legal	55	47
Taxes	36	84
Lease obligations	24	24
MSR purchases payable including advances	10	21
Repurchase reserves	9	18

Total payables and accrued liabilities	$1,234	$1,470

Payables to Servicing and Subservicing Investors and Payables to GSEs and Securitized Trusts

Payables to servicing and subservicing investors, GSEs and securitized trusts represent amounts due to investors, GSEs and securitized trusts in connection with loans serviced that are paid from collections of the underlying loans, insurance proceeds or proceeds from property disposal.

Loans Subject to Repurchase from Ginnie Mae

See Note 8, Other Assets for a description of assets and liabilities related to loans subject to repurchase from Ginnie Mae.

Accounts Payables and Other Accrued Liabilities

Accounts payables and other accrues liabilities are primarily comprised of liabilities related to various vendor and servicing activities.

Payables to Insurance Carriers and Insurance Cancellation Reserves

Payables to insurance carriers and insurance cancellation reserves consist of insurance premiums received from borrower payments awaiting disbursement to the insurance carrier and/or amounts due to third-party investors on liquidated loans.

Repurchase Reserves

The activity of the outstanding repurchase reserves is set forth below.

	Year Ended December 31,
Repurchase Reserves	2017	2016
Balance—beginning of year	$18	$26
Provisions	7	11
Releases	(14)	(17)
Charge-offs	(2)	(2)

Balance—end of year	$9	$18

The provision for repurchases represents an estimate of losses to be incurred on the repurchase of loans or indemnification of purchaser’s losses related to forward loans. Certain sale contracts and GSE standards require the Company to repurchase a loan or indemnify the purchaser or insurer for losses if a borrower fails to make initial loan payments or if the accompanying mortgage loan fails to meet certain customary representations and warranties, such as the manner of origination, the nature and extent of underwriting standards.

In the event of a breach of the representations and warranties, the Company may be required to either repurchase the loan or indemnify the purchaser for losses it sustains on the loan. In addition, an investor may request that the Company refund a portion of the premium paid on the sale of mortgage loans if a loan is prepaid within a certain amount of time from the date of sale. The Company records a reserve for estimated losses associated with loan repurchases, purchaser indemnification and premium refunds. The provision for repurchase losses is charged against net gain on mortgage loans held for sale. A release of repurchase reserves is recorded when the Company’s assessment reveals that previously recorded reserves are no longer needed.

A selling representation and warranty framework was introduced by the GSEs in 2013 and enhanced in 2014 that helps address concerns of loan sellers with respect to loan repurchase risk. Under the framework, a GSE will not exercise its remedies, including the issuance of repurchase requests, for breaches of certain selling representations and warranties if a mortgage meets certain eligibility requirements. For loans sold to GSEs on or after January 1, 2013, repurchase risk for HARP loans is lowered if the borrower stays current on the loan for 12 months and representation and warranty risks are limited for non-HARP loans that stay current for 36 months.

The Company regularly evaluates the adequacy of repurchase reserves based on trends in repurchase and indemnification requests, actual loss experience, settlement negotiation, estimated future loss exposure and other relevant factors including economic conditions. Current loss rates have significantly declined attributable to stronger underwriting standards and due to the falloff of loans underwritten prior to mortgage loan crisis period prior to 2008. The Company believes its reserve balances as of December 31, 2017 are sufficient to cover future loss exposure associated with repurchase contingencies.

12. Securitizations and Financings

Variable Interest Entities (VIE)

In the normal course of business, the Company enters into various types of on- and off-balance sheet transactions with special purpose entities (“SPE”) determined to be VIEs, which primarily consist of securitization trusts established for a limited purpose. Generally, these SPEs are formed for the purpose of securitization transactions in which the Company transfers assets to an SPE, which then issues to investors various forms of debt obligations supported by those assets.

The Company has determined that the SPEs created in connection with the (i) Nationstar Home Equity Loan Trust 2009-A, (ii) Nationstar Mortgage Advance Receivables Trust (NMART), (iii) Nationstar Agency Advance Financing Trust (NAAFT) and (iv) Nationstar Advance Agency Receivables Trust (NAART) should be consolidated as the Company is the primary beneficiary of each of these entities. Also, the Company consolidated four reverse mortgage SPEs as it is the primary beneficiary of each of these entities. These SPEs include the Nationstar HECM Loan Trusts.

A summary of the assets and liabilities of the Company’s transactions with VIEs included in the Company’s consolidated financial statements is presented below for the dates indicated.

	December 31, 2017		December 31, 2016
	Transfers Accounted for as Secured Borrowings	Reverse Secured Borrowings	Transfers Accounted for as Secured Borrowings	Reverse Secured Borrowings
Assets
Restricted cash	$106	$26	$190	$37
Reverse mortgage interests, net	—	7,981	—	9,557
Advances and other receivables, net	896	—	1,065	—
Mortgage loans held for investment, net	138	—	150	—
Other assets	2	—	4	—

Total assets	$1,142	$8,007	$1,409	$9,594

Liabilities
Advance facilities(1)	$749	$—	$909	$—
Payables and accrued liabilities	2	1	1	—
Participating interest financing(2)	—	7,107	—	8,840
HECM Securitizations (HMBS)
Trust 2015-2	—	—	—	114
Trust 2016-1	—	—	—	194
Trust 2016-2	—	94	—	158
Trust 2016-3	—	138	—	208
Trust 2017-1	—	213	—	—
Trust 2017-2	—	365	—	—
Nonrecourse debt–legacy assets	36	—	50	—

Total liabilities	$787	$7,918	$960	$9,514

(1)	Advance facilities include the Nationstar agency advance financing facility and notes payable recorded by the Nationstar Mortgage Advance Receivable Trust, and the Nationstar Agency Advance Receivables Trust. Refer to Notes Payable in Note 10, Indebtedness for additional information.
(2)	Participating interest financing excludes premiums.

The following table shows a summary of the outstanding collateral and certificate balances for securitization trusts for which the Company was the transferor, including any retained beneficial interests and MSRs, that were not consolidated by the Company for the dates indicated.

	December 31, 2017	December 31, 2016
Total collateral balances	$2,291	$2,704
Total certificate balances	$2,129	$2,455

The Company has not retained any variable interests in the unconsolidated securitization trusts that were outstanding as of December 31, 2017, and 2016, and therefore does not have a significant maximum exposure to loss related to these unconsolidated VIEs.

A summary of mortgage loans transferred by the Company to unconsolidated securitization trusts that are 60 days or more past due and the credit losses incurred in the unconsolidated securitization trusts are presented below.

Principal Amount of Loans 60 Days or More Past Due	December 31, 2017	December 31, 2016
Unconsolidated securitization trusts	$448	$548

13. Income Taxes

The components of income tax expense (benefit) on continuing operations were as follows.

	Year Ended December 31,
	2017	2016	2015
Current Income Taxes
Federal	$52	$14	$59
State	7	4	4

Total current income taxes	59	18	63

Deferred Income Taxes
Federal	(43)	(4)	(50)
State	(3)	(1)	(2)

Total deferred income taxes	(46)	(5)	(52)

Total provision for income taxes	$13	$13	$11

Income tax expense differs from the amounts computed by applying the U.S. federal corporate tax rate of 35.0% as follows for the years indicated.

	Year Ended December 31,
	2017		2016		2015
Tax Expense at Federal Statutory Rate	$15	35%	$10	35.0%	$19	35.0%
Effect of:
State taxes, net of federal benefit	1	1.9%	1	5.0%	—	(0.4)%
Non-controlling interests	—	(0.3)%	1	3.4%	(2)	(2.7)%
Decrease of federal valuation allowance	(1)	(1.2)%	—	—%	(3)	(6.1)%
Deferred adjustments	—	—%	1	2.3%	(5)	(10.1)%
Federal tax reform impact	(5)	(12.6)%	—	—%	—	—%
Current payable adjustments	—	—%	1	1.9%	2	4.0%
Adjustments related to uncertain tax positions	1	2.4%	—	—%	—	—%
Other, net	2	3.7%	(1)	(2.4)%	—	0.6%

Total income tax expense	$13	28.9%	$13	45.2%	$11	20.3%

Impact of Tax Reform

On December 22, 2017, the Tax Reform Act was enacted and it significantly revised the U.S. corporate income tax regime by lowering the U.S. corporate tax rate from 35% to 21%, imposing a one-time transition tax on deemed repatriated earnings of foreign subsidiaries, creating new taxes on certain foreign sourced earnings, as well as other changes. Pursuant to the guidance within SAB 118, as of December 31, 2017, the Company has not completed the accounting for the tax effects of enactment of the Tax Reform Act; however, the Company has been able to make reasonable estimates of the impact of the Tax Reform Act. The Company has recorded provisional amounts for the remeasurement of existing deferred tax balances, the transition tax, uncertain tax positions, valuation allowance, and reassessment of permanently reinvested earnings, among others. As a result of the Tax Reform Act, the Company recorded a tax benefit of $8 due to the remeasurement of deferred tax balances, a tax expense of $0.2 due to the transition tax on deemed repatriation of foreign earnings, and a tax expense of $3 due to changes to Internal Revenue Code Section 162(m). No income taxes in addition to the transition tax have been recorded for any undistributed foreign earnings or any additional outside basis difference inherent in these entities, as these amounts continue to be indefinitely reinvested in foreign operations. Because of the complexity of the new Global Intangible Low-Taxed Income (GILTI) tax rules, the Company continues to evaluate this provision of the Tax Reform Act and the application of ASC Topic 740 Accounting for Income Taxes. The Company has not made any adjustments related to potential GILTI tax and has not adopted an accounting policy regarding whether to record deferred tax on GILTI. The provisional amounts are based on the Company’s current best estimates and may change as the Company receives additional clarification and implementation guidance. The Company will continue to refine its calculations as additional analysis is completed. In addition, these estimates may also be affected as the Company continues to gain a more thorough understanding of the tax law. Any subsequent adjustment to these amounts through December 22, 2018 will be included in income from operations as an adjustment to tax expense.

In 2017, the effective tax rate differed from the statutory tax rate primarily as a result of changes made by the Tax Reform Act, including deferred adjustments related to the remeasurement of deferred tax assets and liabilities as a result of the reduction of the U.S. corporate tax rate to 21%, as well as changes to Internal Revenue Code Section 162(m). The Company released a federal valuation allowance of $1 in 2017. In 2016, the effective tax rate differed from the statutory rate primarily due to state tax adjustments and the elimination of the book loss attributable to a less-than-wholly-owned subsidiary. Deferred income tax amounts at December 31, 2017 and 2016, reflect the effect of basis differences in assets and liabilities for financial reporting and income tax purposes and tax attribute carryforwards.

The Company regularly reviews the carrying amount of its deferred tax assets to determine if a valuation allowance is necessary. If based on the available evidence, it is more likely than not that all or a portion of the Company’s deferred tax assets will not be realized in future periods, a valuation allowance is established. Management considers all available evidence, both positive and negative, in evaluating the need for a valuation allowance. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences. The Company’s evaluation is based on current tax laws as well as management’s expectations of future performance.

The Company has federal net operating loss (“NOL”) carryforwards (pre-tax) of approximately $151 and $162 as of December 31, 2017 and 2016, respectively. It is expected that the federal NOL carryforwards will begin to expire beginning with the 2027 tax year, if unused. The Company also has immaterial state NOL carryforwards that will begin to expire beginning with 2017 tax year, if unused. The federal NOL is limited under Sections 382 and 383 of the Internal Revenue Code as a result of the reorganization that occurred in advance of the Company’s initial public offering, and the limitation is approximately $11 annually. The Company believes that it is more likely than not that a portion of the benefit from the federal NOL carryforwards that are limited by IRC Section 382 will not be realized. Accordingly, a federal and state valuation allowance of $2 and $2 respectively is recorded for these NOL carryforwards as of December 31, 2017. The Company expects future income will be sufficient to utilize all net operating losses generated subsequent to the initial public offering in 2012.

Temporary differences and carryforwards that give rise to deferred tax assets and liabilities are comprised of the following.

	Year Ended December 31,
	2017	2016
Deferred Tax Assets
Effect of:
Loss carryforwards (federal, state and capital)	$37	$60
Loss reserves	81	104
Reverse mortgage premiums	15	25
Rent expense	4	5
Restricted share based compensation	6	9
Accruals	10	20
Partnership interests	5	9
Reverse mortgage purchase discount	24	14
Other, net	3	1

Total deferred tax assets	185	247

Deferred Tax Liabilities
MSR amortization and mark-to-market, net	(174)	(267)
Depreciation and amortization, net	(20)	(34)
Prepaid assets	(2)	(1)
Goodwill and intangible assets	(1)	(3)

Total deferred tax liabilities	(197)	(305)

Valuation allowance	(4)	(4)

Net deferred tax liability	$(16)	$(62)

The Company files income tax returns in the U.S. federal jurisdiction and numerous U.S. state jurisdictions. During 2017, the Company completed an Internal Revenue Service (“IRS”) examination of certain components of the federal tax return for the tax year ended December 31, 2013. With few exceptions, as of December 31, 2017, the Company is no longer subject to U.S. federal and state income tax examinations for tax years prior to 2013.

As of December 31, 2017, the Company has recorded $19 of unrecognized tax benefits related to uncertain tax positions, including $2 in interest and penalties.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits, excluding interest and penalties.

	Year Ended December 31,
	2017	2016	2015
Unrecognized Tax Benefits
Balance - beginning of year	$—	$—	$—
Increases in tax positions of current year	1	—	—
Increases in tax positions of prior years	20	—	—
Decreases in tax positions of prior years	—	—	—
Settlements	(4)	—	—

Balance - end of year	$17	$—	$—

The Company reasonably anticipates that $19 in unrecognized tax benefits, including interest and penalties of $2, may decrease within the next twelve months due to actions taken by the Company subsequent to year-end to remediate the uncertain tax position. If the Company were to recognize all unrecognized tax benefits as of December 31, 2017, the net effect would be an income tax benefit of approximately $6, exclusive of any benefits related to interest and penalties.

14. Fair Value Measurements

Fair value is a market-based measurement, not an entity-specific measurement and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a three-tiered fair value hierarchy has been established based on the level of observable inputs used in the measurement of fair value (e.g., Level 1 representing quoted prices for identical assets or liabilities in an active market; Level 2 representing values using observable inputs other than quoted prices included within Level 1; and Level 3 representing estimated values based on significant unobservable inputs).

The following describes the methods and assumptions used by the Company in estimating fair values:

Cash and Cash Equivalents, Restricted Cash (Level 1) – The carrying amount reported in the consolidated balance sheets approximates fair value.

Mortgage Loans Held for Sale (Level 2) – The Company originates mortgage loans in the U.S. that it intends to sell into Fannie Mae, Freddie Mac, and Ginnie Mae (collectively, the “Agencies”) MBS. Additionally, the Company holds mortgage loans that it intends to sell into the secondary markets via whole loan sales or securitizations. The Company measures newly originated prime residential mortgage loans held for sale at fair value.

Mortgage loans held for sale are typically pooled together and sold into certain exit markets, depending upon underlying attributes of the loan, such as agency eligibility, product type, interest rate, and credit quality. Mortgage loans held for sale are valued on a recurring basis using a market approach by utilizing either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted for credit risk and other individual loan characteristics. As these prices are derived from market observable inputs, the Company classifies these valuations as Level 2 in the fair value disclosures.

The Company may acquire mortgage loans held for sale from various securitization trusts for which it acts as servicer through the exercise of various clean-up call options as permitted through the respective pooling and servicing agreements. The Company has elected to account for these loans at the lower of cost or market. The Company classifies these valuations as Level 2 in the fair value disclosures.

The Company may also purchase loans out of a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. The Company has elected to carry these loans at fair value. See Note 6, Mortgage Loan Held for Sale and Investment for more information.

Mortgage Loans Held for Investment, Net (Level 3) – The Company determines the fair value of loans held for investment, net, based on the expected future cash flows discounted over the expected life of the loans at a rate commensurate with the risk of the estimated cash flows. Significant assumptions include expected prepayment speeds and discount rates. These internal inputs require the use of judgment by the Company and can have a significant impact on the determination of the loan’s fair value. As these fair values are derived from internally developed valuation models using unobservable inputs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 6, Mortgage Loan Held for Sale and Investment for more information.

Mortgage Servicing Rights – Fair Value (Level 3) – The Company estimates the fair value of its forward MSRs on a recurring basis using a process that combines the use of a discounted cash flow model and analysis of current market data to arrive at an estimate of fair value. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds, discount rates, ancillary revenues and costs to service. These assumptions are generated and applied based on collateral stratifications including product type, remittance type, geography, delinquency and coupon dispersion. These assumptions require the use of judgment by the Company and can have a significant impact on the fair value of the MSRs. Quarterly, management obtains third-party valuations to assess the reasonableness of the fair value calculations provided by the internal cash flow model. Because of the nature of the valuation inputs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 3, Mortgage Servicing Rights and Related Liabilities for more information.

Advances and Other Receivables, Net (Level 3) – Advances and other receivables, net are valued at their net realizable value after taking into consideration the reserves. Advances have no stated maturity. Their net realizable value approximates fair value as the net present value based on discounted cash flow is not materially different from the net realizable value.

Reverse Mortgage Interests, Net (Level 3) – The Company’s reverse mortgage interests are primarily comprised of HECM loans that are insured by FHA and guaranteed by Ginnie Mae upon securitization. Fair value for active reverse mortgage loans is estimated based on pricing of the recent securitizations with similar attributes and characteristics, such as collateral values and prepayment speeds and adjusted as necessary for differences. The recent timing of these transactions allows the pricing to consider the current interest rate risk exposures. The fair value of inactive reverse mortgage loans is established based upon a discounted par value of the loan derived from the Company’s historical loss factors experience on foreclosed loans.

Derivative Financial Instruments (Level 2) – The Company enters into a variety of derivative financial instruments as part of its hedging strategy and measures these instruments at fair value on a recurring basis in the consolidated balance sheets. The majority of these derivatives are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract; therefore, these contracts are classified as Level 2. In addition, the Company enters into IRLCs and LPCs with prospective borrowers and other loan originators. These commitments are carried at fair value based on the fair value of underlying mortgage loans which are based on observable market data. The Company adjusts the outstanding IRLCs with prospective borrowers based on an expectation that it will be exercised and the loan will be funded. IRLCs and LPCs are recorded in derivative financial instruments in the consolidated balance sheets. These commitments are classified as Level 2 in the fair value disclosures, as the valuations are based on market observable inputs. The Company has entered into Eurodollar futures contracts as part of its hedging strategy. The futures contracts are measured at fair value on a recurring basis and classified as Level 2 in the fair value disclosures as the valuation is based on market observable data. See Note 9, Derivative Financial Instruments for more information.

Advance Facilities and Warehouse Facilities (Level 2) – As the underlying warehouse and advance finance facilities bear interest at a rate that is periodically adjusted based on a market index, the carrying amount reported on the consolidated balance sheets approximates fair value. See Note 10, Indebtedness for more information.

Unsecured Senior Notes (Level 1) – The fair value of unsecured senior notes, which are carried at amortized cost, is based on quoted market prices and is considered Level 1 from the market observable inputs used to determine fair value. See Note 10, Indebtedness for more information.

Nonrecourse Debt – Legacy Assets (Level 3) – The Company estimates fair value based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. These prices are derived from a combination of internally developed valuation models and quoted market prices, and are classified as Level 3. See Note 10, Indebtedness for more information.

Excess Spread Financing (Level 3) – The Company estimates fair value on a recurring basis based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds, average life, recapture rates and discount rate. As these prices are derived from a combination of internally developed valuation models and quoted market prices based on the value of the underlying MSRs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 3, Mortgage Servicing Rights and Related Liabilities for more information.

Mortgage Servicing Rights Financing Liability (Level 3) – The Company estimates fair value on a recurring basis based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being advance financing rates and annual advance recovery rates. As these assumptions are derived from internally developed valuation models based on the value of the underlying MSRs, the Company classifies these valuations as Level 3 in the fair value disclosures. See Note 3, Mortgage Servicing Rights and Related Liabilities for more information.

Participating Interest Financing (Level 2) – The Company estimates the fair value using a market approach by utilizing the fair value of securities backed by similar participating interests in reverse mortgage loans. The Company classifies these valuations as Level 2 in the fair value disclosures. See Note 3, Mortgage Servicing Rights and Related Liabilities, and Note 10, Indebtedness for more information.

HECM Securitizations (Level 3) – The Company estimates fair value of the nonrecourse debt related to HECM securitization based on the present value of future expected discounted cash flows with the discount rate approximating that of similar financial instruments. As the prices are derived from both internal models and other observable inputs, the Company classifies this as Level 3 in the fair value disclosures. See Note 10, Indebtedness for more information.

The following table presents the estimated carrying amount and fair value of the Company’s financial instruments and other assets and liabilities measured at fair value on a recurring basis.

	December 31, 2017
	Total Fair Value	Recurring Fair Value Measurements
		Level 1	Level 2	Level 3
Assets
Mortgage loans held for sale(1)	$1,890.8	$—	$1,890.8	$—
Mortgage servicing rights(1)	2,937.4	—	—	2,937.4
Derivative financial instruments:
IRLCs	59.3	—	59.3	—
Forward MBS trades	2.4	—	2.4	—
LPCs	0.9	—	0.9	—
Eurodollar futures(2)	—	—	—	—
Treasury futures	1.9	—	1.9	—

Total assets	$4,892.7	$—	$1,955.3	$2,937.4

Liabilities
Derivative financial instruments
Forward MBS trades	2.8	—	2.8	—
LPCs	0.6	—	0.6	—
Eurodollar futures(2)	—	—	—	—
Treasury futures	1.4	—	1.4	—
Mortgage servicing rights financing	9.5	—	—	9.5
Excess spread financing	996.5	—	—	996.5

Total liabilities	$1,010.8	$—	$4.8	$1,006.0

	December 31, 2016
	Total Fair Value	Recurring Fair Value Measurements
		Level 1	Level 2	Level 3
Assets
Mortgage loans held for sale(1)	$1,788.0	$—	$1,788.0	$—
Mortgage servicing rights(1)	3,160.0	—	—	3,160.0
Derivative financial instruments:
IRLCs	92.2	—	92.2	—
Forward MBS trades	39.2	—	39.2	—
LPCs	1.9	—	1.9	—
Interest rate swaps	0.1	—	0.1	—

Total assets	$5,081.4	$—	$1,921.4	$3,160.0

Liabilities
Derivative financial instruments
IRLCs	$1.1	$—	$1.1	$—
Forward MBS trades	10.0	—	10.0	—
LPCs	1.5	—	1.5	—
Interest rate swaps	0.1	—	0.1	—
Mortgage servicing rights financing	27.0	—	—	27.0
Excess spread financing	1,214.0	—	—	1,214.0

Total liabilities	$1,253.7	$—	$12.7	$1,241.0

(1)	Based on the nature and risks of the underlying assets and liabilities, the fair value is presented for the aggregate account.
(2)	Fair values of the underlying assets and liabilities are less than $0.1 for the specified dates.

The table below presents a reconciliation for all of the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis.

	Assets	Liabilities
Year Ended December 31, 2017	Mortgage servicing rights	Excess spread financing	Mortgage servicing rights financing
Balance - beginning of year	$3,160	$1,214	$27
Total gains or losses included in earnings	(432)	12	(17)
Purchases, issuances, sales and settlements
Purchases	66	—	—
Issuances	203	—	—
Sales	(60)	—	—
Settlements	—	(230)	—

Balance - end of year	$2,937	$996	$10

	Assets	Liabilities
Year Ended December 31, 2016	Mortgage servicing rights	Excess spread financing	Mortgage servicing rights financing
Balance - beginning of year	$3,358	$1,232	$69
Total gains or losses included in earnings	(496)	25	(42)
Purchases, issuances, sales and settlements
Purchases	157	—	—
Issuances	208	155	—
Sales	(67)	—	—
Settlements	—	(198)	—

Balance - end of year	$3,160	$1,214	$27

No transfers were made into or out of Level 3 fair value assets and liabilities for the years ended December 31, 2017 and 2016.

The table below presents a summary of the estimated carrying amount and fair value of the Company’s financial instruments.

	December 31, 2017
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$215	$215	$—	$—
Restricted cash	360	360	—	—
Advances and other receivables, net	1,706	—	—	1,706
Reverse mortgage interests, net	9,984	—	—	10,164
Mortgage loans held for sale	1,891	—	1,891	—
Mortgage loans held for investment, net	139	—	—	139
Derivative financial instruments	65	—	65	—
Financial liabilities
Unsecured senior notes	1,885	1,912	—	—
Advance facilities	855	—	855	—
Warehouse facilities	3,286	—	3,286	—
Mortgage servicing rights financing liability	10	—	—	10
Excess spread financing	996	—	—	996
Derivative financial instruments	5	—	5	—
Participating interest financing	7,173	—	7,353	—
HECM Securitization (HMBS)
Trust 2016-2	94	—	—	112
Trust 2016-3	138	—	—	155
Trust 2017-1	213	—	—	225
Trust 2017-2	365	—	—	371
Nonrecourse debt - legacy assets	37	—	—	36

	December 31, 2016
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$489	$489	$—	$—
Restricted cash	388	388	—	—
Advances and other receivables, net	1,749	—	—	1,749
Reverse mortgage interests, net	11,033	—	—	11,232
Mortgage loans held for sale	1,788	—	1,788	—
Mortgage loans held for investment, net	151	—	—	153
Derivative financial instruments	133	—	133	—
Financial liabilities
Unsecured senior notes	2,007	2,047	—	—
Advance facilities	1,096	—	1,096	—
Warehouse facilities	2,423	—	2,423	—
Mortgage servicing rights financing liability	27	—	—	27
Excess spread financing	1,214	—	—	1,214
Derivative financial instruments	13	—	13	—
Participating interest financing	8,914	—	9,151	—
HECM Securitization (HMBS)
Trust 2015-2	114	—	—	125
Trust 2016-1	194	—	—	203
Trust 2016-2	158	—	—	156
Trust 2016-3	208	—	—	205
Nonrecourse debt - legacy assets	50	—	—	50

15. Employee Benefit Plan

The Company sponsors a defined contribution plan (401(k) plan) that covers all full-time employees. The Company matches 100% of participant contributions up to 2% of their total eligible annual base compensation and matches 50% of contributions for the next 4% of each participant’s total eligible annual base compensation. Matching contributions totaled approximately $15, $16 and $12 for the years ended December 31, 2017, 2016, and 2015, respectively.

16. Share-Based Compensation and Equity

Share-Based Compensation

The Company adopted the 2012 Incentive Compensation Plan (“2012 Plan”), as may be amended, that offers equity-based awards to certain key employees of the Company, consultants, and non-employee directors. The equity based awards include restricted stock awards and restricted stock units granted to employees. These awards are valued at the fair market value of the Company’s common stock on the grant date as defined in the 2012 Plan. Generally, one-third of the awards vest at the end of each of the following three year requisite service period. Although the restricted stock awards are included in the balance of outstanding common shares, they cannot be traded until vesting has been achieved. Any forfeiture of restricted stock awards before vesting has been achieved results in a reduction in the balance of outstanding common shares.

The following table summarizes equity based awards under the 2012 Plan for the periods indicated.

	Shares (or Units) (in thousands)	Weighted-Average Grant Date Fair Value, per share (or unit)
Equity awards outstanding as of December 31, 2016	2,272	$17.74
Granted	1,014	18.11
Forfeited	(287)	16.26
Vested	(894)	19.58

Equity awards outstanding as of December 31, 2017	2,105	17.33

The Company recognizes share-based compensation over the requisite service period in which the awards vest. Total share-based compensation expense for service based equity awards, net of forfeitures, recognized for the years ended December 31, 2017, 2016, and 2015 was $17, $21 and $20, respectively. As of December 31, 2017, unrecognized compensation expense totaled $14 related to non-vested stock award payments that are expected to be recognized over a weighted average period of 0.88 years.

The Company is eligible to receive a tax benefit when the vesting date fair value of an award exceeds the value used to recognize compensation expense at the date of grant. Excess tax benefits (deficiency), resulting from tax deductions in excess or exceeding the compensation cost recognized were aggregating $(1) and $(4) and $0.4 for the years ended December 31, 2017, 2016 and 2015, respectively.

As of December 31, 2017, approximately 93,000 Xome stock appreciation rights (“SARs”) are outstanding and can be settled in cash or units of Xome Holdings LLC (at the election of Xome). The SARs generally vest over three years and have a ten year term. The SARs become exercisable and are recognized to expense upon a liquidity event at Xome which includes a change in control or an initial public offering of Xome. No expense was recorded for outstanding SARs in 2017, 2016 and 2015 as a liquidity event has not occurred.

Equity

From time to time, the Company raises capital through the issuance of its common stock based on market conditions and expected returns that can be provided to shareholders.

In connection with a previously announced $250 share repurchase program, which expired on December 16, 2016, the Company repurchased 10.6 million shares of the Company’s common stock during 2016. On January 1, 2017, the Company’s Board of Directors subsequently replaced the expired share repurchase program with a new share repurchase program, approving the repurchase of up to $100 of the Company’s common stock through December 31, 2017. Under this plan, no shares were repurchased during 2017.

On February 11, 2016, the Company’s Board of Directors authorized a tender offer via a modified Dutch auction for the repurchase of up to $100 of its common stock for a price between $8.20 and $9.40 per share. The auction expired on March 11, 2016. During this period, the Company purchased 7,450 shares at a price of $9.40 per share.

17. Capital Requirements

Certain of the Company’s secondary market investors require minimum net worth (“capital”) requirements, as specified in the respective selling and servicing agreements. In addition, these investors may require capital ratios in excess of the stated requirements to approve large servicing transfers. To the extent that these requirements are not met, the Company’s secondary market investors may utilize a range of remedies ranging from sanctions, suspension or ultimately termination of the Company’s selling and servicing agreements, which would prohibit the Company from further originating or securitizing these specific types of mortgage loans or being an approved servicer.

Among the Company’s various capital requirements related to its outstanding selling and servicing agreements, the most restrictive of these requires the Company to maintain a minimum adjusted net worth balance of $1,000. As of December 31, 2017, the Company was in compliance with its selling and servicing capital requirements.

18. Commitments and Contingencies

Litigation and Regulatory Matters

The Company and its subsidiaries are routinely and currently involved in a significant number of legal proceedings concerning matters that arise in the ordinary course of business. The legal proceedings are at varying stages of adjudication, arbitration or investigation. These actions and proceedings are generally based on alleged violations of consumer protection, securities, employment, contract, tort, common law fraud and other numerous laws, including, without limitation, the Equal Credit Opportunity Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Real Estate Settlement Procedures Act, Service Member’s Civil Relief Act, Telephone Consumer Protection Act, Truth in Lending Act, Financial Institutions Reform, Recovery, and Enforcement Act of 1989, unfair, deceptive or abusive acts or practices in violation of the Dodd-Frank Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Home Mortgage Disclosure Act, Title 11 of the United States Code (aka the “Bankruptcy Code”), False Claims Act and Making Home Affordable loan modification programs.

In addition, along with others in its industry, the Company is subject to repurchase and indemnification claims and may continue to receive claims in the future, regarding alleged breaches of representations and warranties relating to the sale of mortgage loans, the placement of mortgage loans into securitization trusts or the servicing of mortgage loans securitizations. The Company is also subject to legal actions or proceedings related to loss sharing and indemnification provisions of its various acquisitions. Certain of the pending or threatened legal proceedings include claims for substantial compensatory, punitive and/or, statutory damages or claims for an indeterminate amount of damages.

The Company’s business is also subject to extensive examinations, investigations and reviews by various federal, state and local regulatory and enforcement agencies. The Company has historically had a number of open investigations with various regulators or enforcement agencies and that trend continues. The Company is currently the subject of various regulatory or governmental investigations, subpoenas, examinations and inquiries related to its residential loan servicing and origination practices, bankruptcy and collections practices, its financial reporting and other aspects of its businesses. These matters include investigations by the Consumer Financial Protection Bureau, the Securities and Exchange Commission, the Executive Office of the United States Trustees, the Department of Justice, the Department of Housing and Urban Development, the multistate coalition of mortgage banking regulators, various State Attorneys General and the New York Department of Financial Services. These specific matters and other pending or potential future investigations, subpoenas, examinations or inquiries may lead to administrative, civil or criminal proceedings or settlements, and possibly result in remedies including fines, penalties, restitution, or alterations in Company’s business practices, and in additional expenses and collateral costs. Responding to these matters requires the Company to devote substantial legal and regulatory resources, resulting in higher costs and lower net cash flows.

For example, Nationstar continues to progress towards resolution of certain legacy regulatory matters involving regulatory examination findings for alleged violations of certain laws related to the Company’s business practices. In March 2017, Nationstar entered into a consent order with the CFPB for failure to comply with certain data reporting requirements of the Home Mortgage Disclosure Act, and in December 2017 entered into a consent order with the California Department of Business Oversight regarding the payment of civil monetary penalties to resolve alleged violations of certain laws stemming from an examination process regarding data from 2011-2014. Additionally, the Company is currently in negotiations with the New York Department of Financial Services regarding two examinations. The resolution will involve the payment of civil monetary penalties and other remedial measures. However, management does not believe that resolution of this matter would have a material effect on the Company’s results of operations or financial position.

In addition, Nationstar is a defendant in a class action proceeding originally filed in state court in March 2012, and then removed to the United States District Court for the Eastern District of Washington under the caption Laura Zamora Jordan v. Nationstar Mortgage LLC. The suit was filed on behalf of a class of Washington borrowers and challenges property preservation measures the Company took, as loan servicer, after the borrowers defaulted and the Company’s vendors determined that the borrowers had vacated or abandoned their properties. The case raises claims for (i) common law trespass, (ii) statutory trespass, and (iii) violation of Washington’s Consumer Protection Act, and seeks recovery of actual, statutory, and treble damages, as well as attorneys’ fees and litigation costs. While Nationstar is attempting to resolve these matters, certain differences have arisen between the parties in the negotiation of a settlement agreement, and while it is reasonably possible that the Company may settle, there can be no assurance that the parties will agree on the terms of the settlement. However, if Nationstar ultimately settles, it intends to seek reimbursement of the settlement payment from the owners of the loans it serviced, but there can be no assurance that Nationstar would prevail with any claims for reimbursement.

The Company is a defendant in a proceeding filed on January 2, 2018 in the U.S. District Court for the Northern District of California under the caption Collateral Analytics LLC v. Nationstar Mortgage LLC et.al. The plaintiff alleges that the Company misappropriated plaintiff’s intellectual property for the purpose of replicating plaintiff’s products. The case raises federal and state law claims for misappropriation of trade secrets and breach of contract and seeks an award of actual damages, unjust enrichment, lost profits and/or a reasonable royalty, exemplary damages and injunctive relief preventing further misuse or disclosure of plaintiff’s intellectual property. The Company believes it has meritorious defenses and will vigorously defend itself in this matter.

The Company is also a defendant in a proceeding filed on October 23, 2015 in the U.S. District Court for the Central District of California under the caption Alfred Zaklit and Jessy Zaklit, individually and on behalf of all others similarly situated v. Nationstar Mortgage LLC et. Al. The plaintiff alleges that the Company improperly recorded telephone calls without the knowledge or consent of borrowers in violation of the California Penal Code. The court, on July 24, 2017, certified a class comprised of California borrowers who, from October 2014 to May 2016, participated in outbound telephone conversations with Nationstar’s employees who recorded the conversations without first informing the borrowers that the conversations were being recorded. The class seeks statutory damages and attorney’s fees. The Company believes it has meritorious defenses and will continue to vigorously defend itself in this matter.

The Company seeks to resolve all claims, demands, litigation and regulatory and governmental matters in the manner management believes is in the best interest of the Company and contests liability, allegations of wrongdoing and, where applicable, the amount of damages or scope of any penalties or other relief sought as appropriate in each pending matter. The Company has entered into agreements with a number of entities and regulatory agencies that toll applicable limitations periods with respect to their claims.

On at least a quarterly basis, the Company assesses its liabilities and contingencies in connection with outstanding legal and regulatory and governmental proceedings utilizing the latest information available. Where available information indicates that it is probable, a liability has been incurred, and the Company can reasonably estimate the amount of the loss, an accrued liability is established. The actual costs of resolving these proceedings may be substantially higher or lower than the amounts accrued.

As a litigation or regulatory matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is both probable and estimable. If, at the time of evaluation, the loss contingency is not both probable and reasonably estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and reasonably estimable. Once the matter is deemed to be both probable and reasonably estimable, the Company will establish an accrued liability and record a corresponding amount to litigation related expense. The Company will continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established. Litigation related expense, which includes legal settlements and the fees paid to external legal service providers, of $40, $64 and $54 for the years ended December 31, 2017, 2016, and 2015, respectively, were included in general and administrative expenses on the consolidated statements of operations.

For a number of matters for which a loss is probable or reasonably possible in future periods, whether in excess of a related accrued liability or where there is no accrued liability, the Company may be able to estimate a range of possible loss. In determining whether it is possible to provide an estimate of loss or range of possible loss, the Company reviews and evaluates its material litigation and regulatory matters on an ongoing basis, in conjunction with any outside counsel handling the matter. For those matters for which an estimate is possible, management currently believes the aggregate range of reasonably possible loss is $23 to $65 in excess of the accrued liability (if any) related to those matters as of December 31, 2017. This estimated range of possible loss is based upon currently available information and is subject to significant judgment, numerous assumptions and known and unknown uncertainties. The matters underlying the estimated range will change from time to time, and actual results may vary substantially from the current estimate. Those matters for which an estimate is not possible are not included within the estimated range. Therefore, this estimated range of possible loss represents what management believes to be an estimate of possible loss only for certain matters meeting these criteria. It does not represent the Company’s maximum loss exposure and the Company cannot provide assurance that its litigations reserves will not need to be adjusted in the future. Thus, the Company’s exposure and ultimate losses may be higher, possibly significantly so, than the amounts accrued or this aggregate amount.

In the Company’s experience, legal proceedings are inherently unpredictable. One or more of the following factors frequently contribute to this inherent unpredictability: the proceeding is in its early stages; the damages sought are unspecified, unsupported or uncertain; it is unclear whether a case brought as a class action will be allowed to proceed on that basis or, if permitted to proceed as a class action, how the class will be defined; the other party is seeking relief other than or in addition to compensatory damages (including, in the case of regulatory and governmental investigations and inquiries, the possibility of fines and penalties); the matter presents meaningful legal uncertainties, including novel issues of law; the Company has not engaged in meaningful settlement discussions; discovery has not started or is not complete; there are significant facts in dispute; predicting possible outcomes depends on making assumptions about future decisions of courts or regulatory bodies or the behavior of other parties; and there are a large number of parties named as defendants (including where it is uncertain how damages or liability, if any, will be shared among multiple defendants). Generally, the less progress that has been made in the proceedings or the broader the range of potential results, the harder it is for the Company to estimate losses or ranges of losses that it is reasonably possible the Company could incur.

Based on current knowledge, and after consultation with counsel, management believes that the current legal accrued liability within payables and accrued liabilities is appropriate, and the amount of any incremental liability arising from these matters is not expected to have a material adverse effect on the consolidated financial condition of the Company, although the outcome of such proceedings could be material to the Company’s operating results and cash flows for a particular period depending, on among other things, the level of the Company’s revenues or income for such period. However, in the event of significant developments on existing cases, it is possible that the ultimate resolution, if unfavorable, may be material to the Company’s consolidated financial statements.

Other Loss Contingencies

As part of the Company’s ongoing operations, it acquires servicing rights of forward and reverse mortgage loan portfolios that are subject to indemnification based on the representations and warranties of the seller. From time to time, the Company will seek recovery under these representations and warranties for incurred costs. The Company believes all recorded balances sought from sellers represent valid claims. However, the Company acknowledges that the claims process can be prolonged due to the required time to perfect claims at the loan level. Because of the required time to perfect or remediate these claims, management relies on the sufficiency of documentation supporting the claim, current negotiations with the counterparty and other evidence to evaluate whether a reserve is required for non-recoverable balances. In the absence of successful negotiations with the seller, all amounts claimed may not be recovered. Balances may be written-off and charged against earnings when management identifies amounts where recoverability from the seller is not likely. As of December 31, 2017, the Company believes all recorded balances for which recovery is sought from the seller are valid claims and no evidence suggests additional reserves are warranted at this time.

Lease Commitments

The Company leases various corporate and other office facilities under non-cancelable lease agreements with primary terms extending through 2024. These lease agreements generally provide for market-rate renewal options, and may provide for escalations in minimum rentals over the lease term. Rental expense incurred during the year ended December 31, 2017, 2016 and 2015 was $31, $26 and $21, respectively.

Minimum future payments on noncancelable operating and capital leases are as follows.

Year Ending December 31,	Operating Leases	Capital Leases
2018	$32	$8
2019	25	2
2020	26	—
2021	21	—
2022 and thereafter	60	—

Total minimum lease payments	164	10
Less: Amounts representing interest	—	—

Present value of minimum lease payments	$164	$10

Loan and Other Commitments

The Company enters into IRLCs with prospective borrowers whereby the Company commits to lend a certain loan amount under specific terms and interest rates to the borrower. The Company also enters into LPCs with prospective sellers. These loan commitments are treated as derivatives and are carried at fair value. See Note 9, Derivative Financial Instruments for more information.

The Company has certain reverse MSRs and reverse mortgage loans related to approximately $34,635 and $38,940 of UPB in reverse mortgage loans as of December 31, 2017 and 2016, respectively. As servicer for these reverse mortgage loans, among other things, the Company is obligated to fund borrowers’ draws to the loan customers as required in accordance with the loan agreement. As of December 31, 2017 and 2016, the Company’s maximum unfunded advance obligation to fund borrower draws related to these MSRs and loans was approximately $3,713 and $4,396, respectively. Upon funding any portion of these draws, the Company expects to securitize and sell the advances in transactions that will be accounted for as secured borrowings.

19. Disposition and Exit Costs

The Company periodically initiates programs to reduce costs and improve operating effectiveness in order to improve current operating performance and to respond to changes in the Company’s business model. These cost reduction initiatives include the restructuring of the Company’s facilities lease portfolio, closing of offices and the termination of portions of the Company’s workforce. As part of these restructuring plans, the Company incurred severance and other exit costs of $7, $5, and $13 for the years ended December 31, 2017, 2016 and 2015, respectively. During the year ended December 31, 2017, $2 of the $7 severance and other exit costs incurred related to the closure of the Company’s facility in Buffalo, New York, of which $1 was related to employee severance and other costs and $1 to lease terminations for the facilities lease.

The following table reflects the Company’s liability related to restructuring which is recognized in payables and accrued liabilities in the consolidated balance sheets.

	Liability Balance at January 1	Restructuring Adjustments	Restructuring Settlements	Liability Balance at December 31
Year Ended December 31, 2017
Restructuring charges:
Employee severance and other	$5	$2	$(7)	$—
Lease terminations	—	3	(2)	1

Total	$5	$5	$(9)	$1

Year Ended December 31, 2016
Restructuring charges:
Employee severance and other	$9	$5	$(9)	$5
Lease terminations	1	—	(1)	—

Total	$10	$5	$(10)	$5

Year Ended December 31, 2015
Restructuring charges:
Employee severance and other	$—	$13	$(4)	$9
Lease terminations	4	—	(3)	1

Total	$4	$13	$(7)	$10

In June 2017, the Company sold Xome’s retail title division and recognized an $8 gain, which was recorded in other income (expense) in the consolidated statements of operations. The disposal of the retail title division allows Xome to better align the title business with its operations. In connection with the sale, the Company wrote off net assets of $7, including customer relationships of $4 in intangible assets and $2 goodwill.

20. Business Segment Reporting

The Company’s segments are based upon the Company’s organizational structure which focuses primarily on the services offered. The accounting policies of each reportable segment are consistent with those of the Company except for 1) expenses for consolidated back-office operations and general overhead-type expenses such as executive administration and accounting, and 2) revenues generated on inter-segment services performed. Expenses are allocated to individual segments based on the estimated value of services performed, including estimated utilization of square footage and corporate personnel as well as the equity invested in each segment. Revenues generated on inter-segment services performed are valued based on similar services provided to external parties.

The following tables present financial information by segment.

	Year Ended December 31, 2017
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$766	$63	$291	$(79)	$1,041	$2	$1,043
Net gain on mortgage loans held for sale	—	528	—	79	607	—	607

Total revenues	766	591	291	—	1,648	2	1,650

Total expenses	691	439	247	—	1,377	98	1,475
Other income (expenses):
Interest income	527	55	—	—	582	15	597
Interest expense	(523)	(54)	—	—	(577)	(154)	(731)
Other income (expense)	(3)	—	9	—	6	(3)	3

Total other income (expenses), net	1	1	9	—	11	(142)	(131)

Income (loss) before income tax expense (benefit)	$76	$153	$53	$—	$282	$(238)	$44

Depreciation and amortization	$23	$10	$14	$—	$47	$12	$59
Total assets	$15,006	$4,935	$393	$(3,117)	$17,217	$819	$18,036

	Year Ended December 31, 2016(1)
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$753	$63	$423	$(118)	$1,121	$1	$1,122
Net gain on mortgage loans held for sale	—	675	—	118	793	—	793

Total revenues	753	738	423	—	1,914	1	1,915

Total expenses	634	527	354	—	1,515	129	1,644
Other income (expenses):
Interest income	347	63	—	—	410	15	425
Interest expense	(442)	(58)	—	—	(500)	(165)	(665)
Other expense	—	(1)	—	—	(1)	(1)	(2)

Total other income (expenses), net	(95)	4	—	—	(91)	(151)	(242)

Income (loss) before income tax expense (benefit)	$24	$215	$69	$—	$308	$(279)	$29

Depreciation and amortization	$23	$11	$21	$—	$55	$8	$63
Total assets	$16,189	$4,563	$349	$(2,448)	$18,653	$940	$19,593

(1)	The Company periodically evaluates corporate allocation methods in order to appropriately align corporate costs with its business. Certain 2016 costs within salaries, wages and benefits and operational expenses were reclassified between segments to conform to current year allocation methods.

	Year Ended December 31, 2015(2)
	Servicing	Originations	Xome	Eliminations	Total Operating Segments	Corporate and Other	Consolidated
Revenues
Service related, net	$882	$65	$437	$(67)	$1,317	$2	$1,319
Net gain on mortgage loans held for sale	—	601	—	67	668	2	670

Total revenues	882	666	437	—	1,985	4	1,989

Total expenses	775	467	358	—	1,600	88	1,688
Other income (expenses):
Interest income	268	67	—	—	335	16	351
Interest expense	(377)	(58)	—	—	(435)	(170)	(605)
Other income	(1)	—	—	—	(1)	8	7

Total other income (expenses), net	(110)	9	—	—	(101)	(146)	(247)

Income (loss) before income tax expense (benefit)	$(3)	$208	$79	$—	$284	$(230)	$54

Depreciation and amortization	$21	$12	$14	$—	$47	$6	$53
Total assets	$14,244	$1,398	$304	$—	$15,946	$671	$16,617

(2)	The Company periodically evaluates corporate allocation methods in order to appropriately align corporate costs with its business. Certain 2015 costs within salaries, wages and benefits and operational expenses were reclassified between segments to conform to current year allocation methods.

21. Guarantor Financial Statement Information

As of December 31, 2017, Nationstar Mortgage LLC and Nationstar Capital Corporation(1) (collectively, the “Issuer”), both wholly-owned subsidiaries of Nationstar, have issued unsecured senior notes with outstanding aggregate principal amount of $1,874, which mature on various dates through June 2022. The unsecured senior notes are unconditionally guaranteed, jointly and severally, by all of Nationstar Mortgage LLC’s existing and future domestic subsidiaries other than its securitization and certain finance subsidiaries, certain other restricted subsidiaries, excluded restricted subsidiaries and subsidiaries that in the future Nationstar Mortgage LLC designates as unrestricted subsidiaries. All guarantor subsidiaries are 100% owned by Nationstar Mortgage LLC. Nationstar and its two direct wholly-owned subsidiaries are guarantors of the unsecured senior notes as well. Presented below are the condensed consolidating financial statements of Nationstar, Nationstar Mortgage LLC and the guarantor subsidiaries for the years indicated.

In the condensed consolidating financial statements presented below, Nationstar allocates income tax expense to Nationstar Mortgage LLC as if it were a separate tax payer entity pursuant to ASC 740, Income Taxes.

(1)	Nationstar Capital Corporation has no assets, operations or liabilities other than being a co-obligor of the unsecured senior notes.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING BALANCE SHEET DECEMBER 31, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$195	$1	$19	$—	$215
Restricted cash	—	228	—	132	—	360
Mortgage servicing rights	—	2,910	—	31	—	2,941
Advances and other receivables, net	—	1,706	—	—	—	1,706
Reverse mortgage interests, net	—	9,110	—	874	—	9,984
Mortgage loans held for sale at fair value	—	1,891	—	—	—	1,891
Mortgage loans held for investment, net	—	1	—	138	—	139
Property and equipment, net	—	102	—	19	—	121
Derivative financial instruments at fair value	—	65	—	—	—	65
Other assets	—	520	182	779	(867)	614
Investment in subsidiaries	1,846	522	—	—	(2,368)	—

Total assets	$1,846	$17,250	$183	$1,992	$(3,235)	$18,036

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$—	$1,874	$—	$—	$—	$1,874
Advance facilities, net	—	106	—	749	—	855
Warehouse facilities, net	—	3,285	—	—	—	3,285
Payables and accrued liabilities	—	1,197	1	36		1,234
MSR related liabilities - nonrecourse at fair value	—	987	—	19	—	1,006
Mortgage servicing liabilities	—	41	—	—	—	41
Derivative financial instruments at fair value	—	5	—	—	—	5
Other nonrecourse debt, net	—	7,167	—	847	—	8,014
Payables to affiliates	124	742	—	1	(867)	—

Total liabilities	124	15,404	1	1,652	(867)	16,314

Total stockholders’ equity	1,722	1,846	182	340	(2,368)	1,722

Total liabilities and stockholders’ equity	$1,846	$17,250	$183	$1,992	$(3,235)	$18,036

(1)	Issuer balances exclude the balances of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$717	$28	$298	$—	$1,043
Net gain on mortgage loans held for sale	—	606	—	1	—	607

Total revenues	—	1,323	28	299	—	1,650
Expenses:
Salaries, wages benefits	—	605	5	132	—	742
General and administrative	—	590	11	132	—	733

Total expenses	—	1,195	16	264	—	1,475
Other income (expenses):
Interest income	—	544	—	53	—	597
Interest expense	—	(675)	—	(56)	—	(731)
Other income (expenses)	—	(6)	—	9	—	3
Gain (loss) from subsidiaries	30	53	—	—	(83)	—

Total other income (expenses), net	30	(84)	—	6	(83)	(131)

Income (loss) before income tax expense	30	44	12	41	(83)	44
Less: Income tax expense	—	13	—	—	—	13

Net income (loss)	30	31	12	41	(83)	31

Less: Net income attributable to non-controlling interests	—	1	—	—	—	1

Net income (loss) attributable to Nationstar	$30	$30	$12	$41	$(83)	$30

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2017

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Operating Activities
Net income (loss) attributable to Nationstar	$30	$30	$12	$41	$(83)	$30
Adjustment to reconcile net income (loss) to net cash attributable to operating activities:
Net income attributable to non-controlling interests	—	1	—	—	—	1
(Gain)/loss from subsidiaries	(30)	(53)	—	—	83	—
Net gain on mortgage loans held for sale	—	(606)	—	(1)	—	(607)
Reverse mortgage loan interest income	—	(490)	—	—	—	(490)
(Gain) loss on sale of assets	—	1	—	(9)	—	(8)
Provision for servicing reserves	—	148	—	—	—	148
Fair value changes and amortization of mortgage servicing rights	—	430	—	—	—	430
Fair value changes in excess spread financing	—	15	—	(3)	—	12
Fair value changes in mortgage servicing rights financing liability	—	(17)	—	—	—	(17)
Amortization of premiums and accretion of discounts	—	73	—	9	—	82
Depreciation and amortization	—	45	—	14	—	59
Share-based compensation	—	12	—	5	—	17
Other loss	—	6	—	—	—	6
Repurchases of forward loans assets out of Ginnie Mae securitizations	—	(1,249)	—	—	—	(1,249)
Repurchases of reverse loan assets out of Ginnie Mae securitizations, net of assignments to a third party	—	(3,250)	—	—	—	(3,250)
Mortgage loans originated and purchased, net of fees, and other purchase-related activities	—	(19,159)	—	—	—	(19,159)
Sales proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	—	20,760	—	16	—	20,776
Excess tax benefit (deficiency) from share based compensation	—	(1)	—	—	—	(1)
Changes in assets and liabilities:
Advances and other receivables, net	—	(30)	—	—	—	(30)
Reverse mortgage interests, net	—	4,822	—	(157)	—	4,665
Other assets	4	(103)	(12)	36	—	(75)
Payables and accrued liabilities	—	(225)	(1)	(12)	—	(238)

Net cash attributable to operating activities	4	1,160	(1)	(61)	—	1,102

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2017 (Continued)

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Investing Activities
Property and equipment additions, net of disposals	—	(37)	—	(5)	—	(42)
Purchase of forward mortgage servicing rights, net of liabilities incurred	—	(56)	—	(7)	—	(63)
Net proceeds from acquisition of reverse mortgage servicing portfolio and HECM related receivables	—	16	—	—	—	16
Proceeds on sale of forward and reverse mortgage servicing rights	—	71	—	—	—	71
Proceeds on sale of assets	—	16	—	—	—	16
Purchase of investments	—	(4)	—	—	—	(4)

Net cash attributable to investing activities	—	6	—	(12)	—	(6)

Financing Activities
Increase in warehouse facilities	—	863	—	—	—	863
Decrease in advance facilities	—	(81)	—	(160)	—	(241)
Proceeds from issuance of HECM securitizations	—	(6)	—	707	—	701
Repayment of HECM securitizations	—	(1)	—	(571)	—	(572)
Proceeds from issuance of participating interest financing in reverse mortgage interests	—	575	—	—	—	575
Repayment of participating interest financing in reverse mortgage interests	—	(2,339)	—	—	—	(2,339)
Repayment of excess spread financing	—	(230)	—	—	—	(230)
Repayment of nonrecourse debt – legacy assets	—	—	—	(15)	—	(15)
Repurchase of unsecured senior notes	—	(123)	—	—	—	(123)
Transfers (to) from restricted cash, net	—	(64)	—	97	—	33
Surrender of shares relating to stock vesting	(4)	—	—	—	—	(4)
Debt financing costs	—	(13)	—	—	—	(13)
Dividends to non-controlling interests	—	(5)	—	—	—	(5)

Net cash attributable to financing activities	(4)	(1,424)	—	58	—	(1,370)

Net decrease in cash and cash equivalents	—	(258)	(1)	(15)	—	(274)
Cash and cash equivalents - beginning of year	—	453	2	34	—	489

Cash and cash equivalents - end of year	$—	$195	$1	$19	$—	$215

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING BALANCE SHEET DECEMBER 31, 2016

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$453	$2	$34	$—	$489
Restricted cash	—	159	—	229	—	388
Mortgage servicing rights	—	3,142	—	24	—	3,166
Advances and other receivables, net	—	1,749	—	—	—	1,749
Reverse mortgage interests, net	—	10,316	—	717	—	11,033
Mortgage loans held for sale at fair value	—	1,787	—	1	—	1,788
Mortgage loans held for investment, net	—	1	—	150	—	151
Property and equipment, net	—	113	—	23	—	136
Derivative financial instruments at fair value	—	133	—	—	—	133
Other assets	—	444	323	838	(1,045)	560
Investment in subsidiaries	1,801	634	—	—	(2,435)	—

Total assets	$1,801	$18,931	$325	$2,016	$(3,480)	$19,593

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$—	$1,990	$—	$—	$—	$1,990
Advance facilities, net	—	187	—	909	—	1,096
Warehouse facilities, net	—	2,421	—	—	—	2,421
Payables and accrued liabilities	—	1,420	2	48	—	1,470
MSR related liabilities – nonrecourse at fair value	—	1,219	—	22	—	1,241
Mortgage servicing liabilities	—	48	—	—	—	48
Derivative financial instruments at fair value	—	13	—	—	—	13
Other nonrecourse debt, net	—	8,907	—	724	—	9,631
Payables to affiliates	118	925	—	2	(1,045)	—

Total liabilities	118	17,130	2	1,705	(1,045)	17,910

Total stockholders’ equity	1,683	1,801	323	311	(2,435)	1,683

Total liabilities and stockholders’ equity	$1,801	$18,931	$325	$2,016	$(3,480)	$19,593

(1)	Issuer balances exclude the balances of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2016

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$658	$33	$431	$—	$1,122
Net gain on mortgage loans held for sale	—	764	—	29	—	793

Total revenues	—	1,422	33	460	—	1,915
Expenses:
Salaries, wages and benefits	—	601	5	207	—	813
General and administrative	—	617	8	206	—	831

Total expenses	—	1,218	13	413	—	1,644
Other income (expenses):
Interest income	—	375	—	50	—	425
Interest expense	—	(592)	—	(73)	—	(665)
Other expenses	—	(2)	—	—	—	(2)
Gain (loss) from subsidiaries	19	44	—	—	(63)	—

Total other income (expenses), net	19	(175)	—	(23)	(63)	(242)

Income (loss) before income tax expense	19	29	20	24	(63)	29
Less: Income tax expense	—	13	—	—	—	13

Net income (loss)	19	16	20	24	(63)	16

Less: Net loss attributable to non-controlling interests	—	(3)	—	—	—	(3)

Net income (loss) attributable to Nationstar	$19	$19	$20	$24	$(63)	$19

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2016

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Operating Activities
Net income attributable to Nationstar	$19	$19	$20	$24	$(63)	$19
Adjustments to reconcile net income (loss) to net cash attributable to operating activities:
Net loss attributable to non-controlling interests	—	(3)	—	—	—	(3)
(Gain)/loss from subsidiaries	(19)	(44)	—	—	63	—
Net gain on mortgage loans held for sale	—	(764)	—	(29)	—	(793)
Reverse mortgage loan interest income	—	(344)	—	—	—	(344)
Loss on sale of assets	—	2	—	—	—	2
Loss on impairment of assets	—	25	—	—	—	25
Provision for servicing reserves	—	108	—	—	—	108
Fair value changes and amortization of mortgage servicing rights	—	484	—	—	—	484
Fair value changes in excess spread financing	—	3	—	22	—	25
Fair value changes in mortgage servicing rights financing liability	—	(42)	—	—	—	(42)
Amortization of premiums and accretion of discounts	—	(9,907)	—	9,971	—	64
Depreciation and amortization	—	43	—	20	—	63
Share-based compensation	—	15	—	6	—	21
Repurchases of forward loans assets out of Ginnie Mae securitizations	—	(1,432)	—	—	—	(1,432)
Repurchases of reverse loan assets out of Ginnie Mae securitizations, net of assignments to a third party	—	(2,261)	—	—	—	(2,261)
Mortgage loans originated and purchased, net of fees, and other purchase-related activities	—	(19,616)	—	(794)	—	(20,410)
Sales proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	—	31,024	—	(8,993)	—	22,031
Excess tax benefit from share based compensation	—	4	—	—	—	4
Changes in assets and liabilities:
Advances and other receivables, net	—	582	—	—	—	582
Reverse mortgage interests, net	—	2,868	—	(35)	—	2,833
Other assets	117	(708)	(21)	586	—	(26)
Payables and accrued liabilities	—	41	1	(21)	—	21

Net cash attributable to operating activities	117	97	—	757	—	971

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2016 (Continued)

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Investing Activities
Property and equipment additions, net of disposals	—	(55)	1	(8)	—	(62)
Purchase of forward mortgage servicing rights, net of liabilities incurred	—	(120)	—	(24)	—	(144)
Net proceeds from acquisition of reverse mortgage servicing portfolio and HECM related receivables	—	(3,600)	—	—	—	(3,600)
Proceeds on sale of forward and reverse mortgage servicing rights	—	68	—	—	—	68

Net cash attributable to investing activities	—	(3,707)	1	(32)	—	(3,738)

Financing Activities
Increase (decrease) in warehouse facilities	—	637	—	(108)	—	529
Decrease in advance facilities	—	(51)	—	(499)	—	(550)
Proceeds from issuance of HECM securitizations	—	(4)	—	728	—	724
Repayment of HECM securitizations	—	—	—	(713)	—	(713)
Proceeds from issuance of participating interest financing in reverse mortgage interests	—	4,124	—	—	—	4,124
Repayment of participating interest financing in reverse mortgage interests	—	(1,185)	—	—	—	(1,185)
Proceeds from issuance of excess spread financing	—	155	—	—	—	155
Repayment of excess spread financing	—	(198)	—	—	—	(198)
Repayment of nonrecourse debt – legacy assets	—	—	—	(18)	—	(18)
Repurchase of unsecured senior notes	—	(40)	—	—	—	(40)
Repurchase of common stock	(114)	—	—	—	—	(114)
Transfers (to) from restricted cash, net	—	45	—	(96)	—	(51)
Excess tax deficiency from share based compensation	—	(4)	—	—	—	(4)
Surrender of shares relating to stock vesting	(3)	—	—	—	—	(3)
Debt financing costs	—	(13)	—	—	—	(13)

Net cash attributable to financing activities	(117)	3,466	—	(706)	—	2,643

Net increase (decrease) in cash and cash equivalents	—	(144)	1	19	—	(124)
Cash and cash equivalents - beginning of year	—	597	1	15	—	613

Cash and cash equivalents - end of year	$—	$453	$2	$34	$—	$489

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2015

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Revenues:
Service related, net	$—	$860	$17	$442	$—	$1,319
Net gain on mortgage loans held for sale	—	626	—	44	—	670

Total revenues	—	1,486	17	486	—	1,989
Expenses:
Salaries wages and benefits	—	540	5	218	—	763
General and administrative	—	737	3	185	—	925

Total expenses	—	1,277	8	403	—	1,688
Other income (expenses):
Interest income	—	311	—	40	—	351
Interest expense	—	(534)	—	(71)	—	(605)
Other expense	—	8	—	(1)	—	7
Gain (loss) from subsidiaries	39	60	—	—	(99)	—

Total other income (expenses), net	39	(155)	—	(32)	(99)	(247)

Income (loss) before income tax expense	39	54	9	51	(99)	54
Less: Income tax expense	—	11	—	—	—	11

Net income (loss)	39	43	9	51	(99)	43

Less: Net income (loss) attributable to non-controlling interests	—	4	—	—	—	4

Net income (loss) attributable to Nationstar	$39	$39	$9	$51	$(99)	$39

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2015

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Operating Activities
Net income (loss) attributable to Nationstar	$39	$39	$9	$51	$(99)	$39
Adjustments to reconcile net income (loss) to net cash attributable to operating activities:
Net income attributable to non-controlling interests	—	4	—	—	—	4
(Gain)/loss from subsidiaries	(39)	(60)	—	—	99	—
Net gain on mortgage loans held for sale	—	(626)	—	(44)	—	(670)
Reverse mortgage loan interest income	—	(268)	—	—	—	(268)
Provision for servicing reserves	—	52	—	—	—	52
Fair value changes and amortization of mortgage servicing rights	—	441	—	—	—	441
Fair value changes in excess spread financing	—	26	—	—	—	26
Fair value changes in mortgage servicing rights financing liability	—	19	—	—	—	19
Amortization of premiums and accretion of discounts	—	2	—	(4)	—	(2)
Depreciation and amortization	—	40	—	13	—	53
Share-based compensation	—	13	—	7	—	20
Other (gain) loss	—	(8)	—	1	—	(7)
Repurchases of forward loans assets out of Ginnie Mae securitizations	—	(1,865)	—	—	—	(1,865)
Repurchases of reverse loan assets out of Ginnie Mae securitizations, net of assignments to a third party	—	(1,433)	—	—	—	(1,433)
Mortgage loans originated and purchased, net of fees, and other purchase-related activities	—	(16,827)	—	(1,144)	—	(17,971)
Sales proceeds and loan payment proceeds for mortgage loans held for sale and held for investment	—	19,003	—	1,118	—	20,121
Changes in assets and liabilities:
Advances and other receivables, net	—	470	—	2	—	472
Reverse mortgage interests, net	—	1,756	—	(341)	—	1,415
Other assets	13	126	(9)	(121)	—	9
Payables and accrued liabilities	—	(67)	1	9	—	(57)

Net cash attributable to operating activities	13	837	1	(453)	—	398

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

NATIONSTAR MORTGAGE HOLDINGS INC. CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2015 (Continued)

	Nationstar	Issuer(1)	Guarantor (Subsidiaries of Issuer)	Non- Guarantor (Subsidiaries of Issuer)	Eliminations	Consolidated
Investing Activities
Property and equipment additions, net of disposals	—	(36)	—	(21)	—	(57)
Purchase of forward mortgage servicing rights, net of liabilities incurred	—	(696)	—	—	—	(696)
Net proceeds from acquisition of reverse mortgage servicing portfolio and HECM related receivables	—	(4,816)	—	—	—	(4,816)
Proceeds on sale of forward and reverse mortgage servicing rights	—	48	—	—	—	48
Business acquisitions, net	—	—	—	(46)	—	(46)

Net cash attributable to investing activities	—	(5,500)	—	(67)	—	(5,567)

Financing Activities
Increase in warehouse facilities	—	246	—	75	—	321
Increase (decrease) in advance facilities	—	(333)	—	77	—	(256)
Proceeds from issuance of HECM securitizations	—	—	—	560	—	560
Repayment of HECM securitizations	—	—	—	(161)	—	(161)
Proceeds from issuance of participating interest financing in reverse mortgage interests	—	5,039	—	—	—	5,039
Repayment of participating interest financing in reverse mortgage interests	—	(498)	—	—	—	(498)
Proceeds from issuance of excess spread financing	—	386	—	—	—	386
Repayment of excess spread financing	—	(210)	—	—	—	(210)
Repayment of nonrecourse debt – legacy assets	—	(2)	—	(11)	—	(13)
Repurchase of unsecured senior notes	—	(103)	—	—	—	(103)
Proceeds from issuance of common stock, net of issuance costs	—	498	—	—	—	498
Repurchase of common stock	(7)	—	—	—	—	(7)
Transfers to restricted cash, net	—	(22)	—	(24)	—	(46)
Surrender of shares relating to stock vesting	(6)	—	—	—	—	(6)
Debt financing costs	—	(21)	—	—	—	(21)

Net cash attributable to financing activities	(13)	4,980	—	516	—	5,483

Net increase/(decrease) in cash	—	317	1	(4)	—	314
Cash and cash equivalents – beginning of year	—	280	—	19	—	299

Cash and cash equivalents – end of year	$—	$597	$1	$15	$—	$613

(1)	Issuer activities exclude the activities of its guarantor and non-guarantor subsidiaries, as previously described.

22. Transactions with Affiliates

The Company enters into arrangements with Fortress, its subsidiaries managed funds, or affiliates for purposes of financing the Company’s MSR acquisitions and performing services as a subservicer. An affiliate of Fortress holds a majority of the outstanding common shares of the Company. The following summarizes the transactions with affiliates of Fortress.

Newcastle Investment Corp. (“Newcastle”)

The Company is the loan servicer for several securitized loan portfolios managed by Newcastle, which is managed by an affiliate of Fortress. The Company receives a monthly net servicing fee equal to 0.5% per annum on the unpaid principal balance of the Portfolios, which was $497, $576 and $658 as of December 31, 2017, 2016, and 2015, respectively. For the years ended December 31, 2017, 2016 and 2015, the Company received servicing fees and other performance incentive fees totaling $3, $3 and $4, respectively.

New Residential Investment Corp. (“New Residential”)

Excess Spread Financing

The Company has entered into several agreements with certain entities managed by New Residential, in which New Residential and/or certain funds managed by Fortress own an interest (each a “New Residential Entity”). The Company sold to the related New Residential Entity the right to receive a portion of the excess cash flow generated from certain acquired MSRs after a receipt of a fixed base servicing fee per loan. The Company, as the servicer of the loans, retains all ancillary revenues and the remaining portion of the excess cash flow after payment of the fixed base servicing fee and also provides all advancing functions for the portfolio. The related New Residential Entity does not have prior or ongoing obligations associated with these MSR portfolios. Should the Company refinance any loan in such portfolios, subject to certain limitations, the Company will be required to transfer the new loan or a replacement loan of similar economic characteristics into the portfolios. The new or replacement loan will be governed by the same terms set forth in the agreements described above.

The fair value of the outstanding liability related to these agreements was $857 and $1,064 at December 31, 2017 and 2016, respectively. Fees paid to New Residential Entity totaled $241, $290, and $294 for years ended December 31, 2017, 2016 and 2015, respectively, which are recorded as a reduction to servicing fee revenue, net.

Mortgage Servicing Rights Financing

From December 2013 through June 2014, the Company entered into agreements to sell a contractually specified base fee component of certain MSRs and servicing advances under specified terms to a joint venture capitalized by New Residential and certain unaffiliated third-parties. The Company continues to be the named servicer and, for accounting purposes, ownership of the mortgage servicing rights continues to reside with the Company. Accordingly, the Company accounts for the MSRs and the related MSRs financing liability on its consolidated balance sheets. The Company will continue to sell future servicing advances to New Residential.

The fair value of the outstanding liability related to the sale agreement was $10 and $27 at December 31, 2017 and 2016, respectively. The Company did not enter into any additional supplemental agreements with these affiliates in the years ended December 31, 2017 and 2016.

Subservicing and Servicing

In January 2017, the Company entered into a subservicing agreement with a subsidiary of New Residential. The boarding of loans related to this subservicing agreement was completed during the fourth quarter of 2017, with the Company boarding a total UPB of $105 billion. During the year ended December 31, 2017, the Company earned subservicing fees and other subservicing revenues of $31 under this subservicing agreement.

In May 2014, the Company entered into a servicing arrangement with New Residential whereby the Company will service residential mortgage loans acquired by New Residential and/or its various affiliates and trust entities. For the years ended December 31, 2017, 2016 and 2015 the Company recognized revenue of $6, $5, and $4 related to these servicing arrangements, respectively. The Company acted as servicer or master servicer for New Residential related to the collapse of certain securitization trusts pursuant the exercise by New Residential of its clean up call rights. For the years ended December 31, 2017, 2016 and 2015, the Company earned revenue of $1, $1, and $0 for these administration services, respectively.

OneMain Financial Holdings, LLC (“OneMain”)

The Company receives a monthly per loan subservicing fee and other performance incentive fees subject to agreements with OneMain. For the years ended December 31, 2017, 2016, and 2015, the Company recognized revenue of $1, $1 and $2, respectively, for additional servicing and other performance incentive fees related to these portfolios. Amounts outstanding from OneMain as of December 31, 2017 and 2016 were $3, and $2, respectively.

23. Quarterly Financial Data (Unaudited)

The unaudited quarterly consolidated results of operations are summarized in the tables below.

	Year Ended December 31, 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Service related revenue, net	$283	$213	$252	$295
Net gain on mortgage loans held for sale	144	167	154	142

Total revenues	427	380	406	437
Total expenses	372	369	368	366
Total other income (expense), net	(52)	(40)	(26)	(13)

Income (loss) before income tax expense (benefit)	3	(29)	12	58
Less: Income tax expense (benefit)	1	(10)	5	17

Net income (loss)	2	(19)	7	41
Less: Net income attributable to non-controlling interests	—	1	—	—

Net income (loss) attributable to Nationstar	$2	$(20)	$7	$41

Net income (loss) per common share attributable to Nationstar:
Basic	$0.02	$(0.20)	$0.07	$0.42
Diluted	$0.02	$(0.20)	$0.07	$0.41

	Year Ended December 31, 2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Service related revenue, net	$84	$113	$310	$615
Net gain on mortgage loans held for sale	171	216	232	174

Total revenues	255	329	542	789
Total expenses	412	413	407	412
Total other income (expense), net	(58)	(60)	(64)	(60)

Income (loss) before income tax expense (benefit)	(215)	(144)	71	317
Less: Income tax expense (benefit)	(82)	(53)	29	119

Net income (loss)	(133)	(91)	42	198
Less: Net income (loss) attributable to non-controlling interests	(1)	1	(3)	—

Net income (loss) attributable to Nationstar	$(132)	$(92)	$45	$198

Net income (loss) per common share attributable to Nationstar:
Basic	$(1.28)	$(0.92)	$0.46	$2.02
Diluted	$(1.28)	$(0.92)	$0.46	$2.01

24. Subsequent Events

Proposed Merger with WMIH Corp.

On February 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMIH Corp., a Delaware corporation (“WMIH”), and Wand Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of WMIH (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of WMIH.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned, directly or indirectly, by the Company, WMIH or Merger Sub or by any Company stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law) will be converted into the right to receive, at the election of the holder of such share, (i) $18.00 per share in cash, without interest, or (ii) 12.7793 shares of validly issued, fully paid and nonassessable shares of WMIH common stock, par value $0.00001 per share (“WMIH Common Stock”), subject in each case to pro rata cutbacks to the extent cash or stock is oversubscribed (the “Merger Consideration”). The aggregate amount of cash to be issued as Merger Consideration in the Merger will be approximately $1.2 billion. The Company’s stockholders must make a cash or stock election at least three business days prior to the closing date, and election forms will be mailed at least twenty business days prior to the election deadline. In addition, WMIH has secured $2.75 billion of financing commitments in connection with the transaction. The Company’s existing senior unsecured notes of approximately $1.9 billion is assumed to be repaid at closing.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, subject to certain exceptions, (i) each then-outstanding share of Nationstar restricted stock will automatically vest in full and be converted into the right to receive the Merger Consideration, in the form of cash or WMIH Common Stock as elected by the holder thereof, and (ii) each then-outstanding Nationstar restricted stock unit, whether vested or unvested, will automatically vest in full, be assumed by WMIH and converted into a WMIH restricted stock unit entitling the holder thereof to receive upon settlement the Merger Consideration, as elected by the holder, as described above with respect to shares of Nationstar restricted stock, with such payment of cash or delivery of WMIH Common Stock as soon as practicable but no later than three business days after the Effective Time.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) not to engage in specified types of transactions during this period unless agreed to in writing by WMIH, whose consent cannot be unreasonably withheld, conditioned or delayed; (iii) to convene and hold a meeting of its stockholders for the purpose of the adoption of the Merger Agreement by the Company’s stockholders; and (iv) subject to certain exceptions, to include the recommendation of the board of directors of the Company that its stockholders approve the adoption of the Merger Agreement in its proxy statement for the foregoing stockholders’ meeting. Each of the parties has agreed to use their reasonable best efforts to cause the Merger to be consummated, including obtaining required regulatory approvals, provided that neither WMIH nor any of its affiliates will be required to agree to or accept a Burdensome Condition.

The consummation of the Merger is subject to various conditions, including the following mutual conditions to the obligations of the parties: (i) the adoption of the Merger Agreement by the holders of a majority of Nationstar’s outstanding common stock; (ii) the approval of the issuance of WMIH Common Stock in the Merger (the “WMIH Share Issuance”) by a majority of all votes cast by holders of outstanding shares of WMIH Common Stock and preferred stock (voting on an as-converted basis in accordance with WMIH’s amended and restated certificate of incorporation); (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) obtaining required regulatory approvals as specified in the schedules to the Merger Agreement without the imposition of a burdensome condition that would have a material adverse effect on Nationstar and its subsidiaries, taken as a whole, following the Merger (“Burdensome Condition”); (v) the effectiveness of a registration statement on Form S-4 relating to the Merger; (vi) the approval for listing the WMIH Common Stock issuable in the Merger on the NASDAQ Stock Market LLC, subject to official notice of issuance; (vii) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (viii) subject to specified materiality standards, the continuing accuracy of certain representations and warranties of each party; and (ix) performance by each party in all material respects with its covenants. The receipt of a tax opinion from WMIH’s tax advisor that there should not have been an “ownership change” (within the meaning of Section 382(g) of the Internal Revenue Code) since March 19, 2012, and the Merger, taken together with the other transactions contemplated by the Merger Agreement and occurring on the closing date, should not result in such an ownership change, is a condition to the obligations of Nationstar to consummate the Merger.